Exhibit 10.31

CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

AMENDED AND RESTATED AGREEMENT

BETWEEN

S. C. JOHNSON & SON, INC.

AND

JOHNSONDIVERSEY, INC.

CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

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CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

28.	COLLATERAL	46

29.	CERTAIN OTHER ISSUES	46

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Schedules

Schedule 1(j)	List of HOUSE MARKS and Service Mark Registrations by Country, Including Applicable Classes of Goods and Services
Schedule 1(o)	JDI DESIGN MARKS
Schedule 1(p)	LICENSED BRANDS
Schedule 1(r)	FOLLOW PRODUCTS
Schedule 1(w)	REGIONS
Schedule 1(dd)	UNILEVER RESTRICTED PRODUCTS
Schedule 2(a)(ii)	APPROVED CASH AND CARRY ACCOUNTS with respect to products other than UNILEVER PRODUCTS
Schedule 2(a)(ii)-UL	APPROVED CASH AND CARRY ACCOUNTS with respect to UNILEVER PRODUCTS
Schedule 2(k)	Permitted Use of Trade Name in Joint Ventures
Schedule 3(b)(i)	STRAIGHT PRODUCTS in the United States
Schedule 3(b)(ii)	STRAIGHT PRODUCTS outside of the United States
Schedule 3(h)	Graphics for use with the HOUSE MARKS
Schedule 3(m)	Product Sale Exceptions
Schedule 4(d)	NON-FOLLOW PRODUCTS
Schedule 5(a)(i)-JDI	CROSS-OVER CHANNELS OF TRADE for JDI BRANDS that are not UNILEVER PRODUCTS
Schedule 5(a)(i)-UL	CROSS-OVER CHANNELS OF TRADE for UNILEVER PRODUCTS
Schedule 5(a)(i)-SCJ	CROSS-OVER CHANNELS OF TRADE for LICENSED PRODUCTS
Schedule 5(a)(ii)-JD	RESTRICTED PRODUCTS bearing JDI BRANDS that are authorized for sale in CROSS-OVER CHANNELS OF TRADE
Schedule 5(a)(ii)-UL	UNILEVER RESTRICTED PRODUCTS authorized for sale in CROSS-OVER CHANNELS OF TRADE
Schedule 5(a)(iii)	LICENSED PRODUCT size limitations in APPROVED CASH AND CARRY ACCOUNTS
Schedule 5(d)	HOUSE MARK CONVERSION Documentation
Schedule 5(g)	Exempted Products and Brands for the CROSS-OVER CHANNELS OF TRADE
Schedule 7(b)	JDI Sublicensees
Schedule 7(f)	Form of Sublicense Agreement
Schedule 9(a)	Graphics STANDARDS
Schedule 10(a)	List of Authorized Territories and Channels of Trade
Schedule 10(g)	Guidelines for Johnson-related References

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CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

AMENDED AND RESTATED AGREEMENT

BETWEEN

S. C. JOHNSON & SON, INC.

AND

JOHNSONDIVERSEY, INC.

THIS AMENDED AND RESTATED AGREEMENT (the “AGREEMENT”), effective as of the 24th day of November 2009, by and between S. C. JOHNSON & SON, INC. of Racine, Wisconsin, United States of America, a Wisconsin corporation (hereinafter called “SCJ”), and JOHNSONDIVERSEY, INC. (formerly known as S. C. JOHNSON COMMERCIAL MARKETS, INC.) of Sturtevant, Wisconsin, United States of America, a Delaware corporation (hereinafter called “JDI”).

WHEREAS, SCJ has been engaged for many years, initially itself and subsequently through various of its subsidiaries, in the development, manufacture and sale of a wide range of products, equipment and services for the institutional, industrial and commercial channels of trade, and owns or controls certain valuable secret formulae, processes, manufacturing technology, package designs, models, plans, systems, procedures, specifications and other technical information pertaining to the manufacturing, packaging, marketing and use of such products, and is the owner of certain valuable patent and trademark rights relating to such products, including certain corporate and trade names;

WHEREAS, SCJ and JDI were parties to that certain License Agreement and that certain Brand License Agreement, each dated June 28, 1997 (the “1997 AGREEMENTS”), which were terminated effective July 3, 1999 and superseded in their entirety by that certain Agreement dated July 3, 1999, which was terminated effective November 9, 2001, and which in turn was superseded in its entirety by that certain Agreement dated November 9, 2001, which was terminated effective May 3, 2002 and which in turn was superseded in its entirety by that certain Agreement, dated as of May 3, 2002 (as amended, the “PRE-EXISTING BLA” and, collectively with the 1997 AGREEMENTS and Agreement of November 9, 2001, the “PRIOR AGREEMENTS”), which is hereby amended and restated in its entirety by this AGREEMENT;

WHEREAS, simultaneously with the execution of this AGREEMENT, SCJ and JDI are entering into that certain Amended and Restated SUPPLY AGREEMENT (the “SUPPLY AGREEMENT”), which sets forth the products available for distribution and sale by JDI in the United States and Canada, the manufacturing responsibilities for such products and certain profit-sharing arrangements between the parties and, within a reasonable period of time, the parties shall enter into similar agreements to the SUPPLY AGREEMENT for territories outside the United States and Canada;

WHEREAS, the parties have agreed: that SCJ, directly or through its AFFILIATES and/or contract manufacturers, will manufacture all products licensed pursuant to this AGREEMENT (other than NON-FOLLOW PRODUCTS); to a transition plan whereby all such product manufacturing that is currently performed by or on behalf of JDI shall be transferred to

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SCJ over a reasonable transition period; and that all products that are not STRAIGHT PRODUCTS or FOLLOW PRODUCTS (as defined herein) that were licensed by SCJ to JDI pursuant to the PRIOR AGREEMENTS shall be transitioned to FOLLOW PRODUCTS or other contractual arrangements between the parties over a reasonable period of time;

WHEREAS, JDI continues to desire the authority to make, have made, market, promote, distribute, sell and provide LICENSED PRODUCTS only in the INDUSTRIAL CHANNELS OF TRADE and APPROVED CASH AND CARRY ACCOUNTS (each as defined herein) and licenses to utilize the intellectual property of SCJ in connection therewith (and to extend the term of such authorizations and licenses), and the parties also desire to modify certain other terms of the PRE-EXISTING BLA, including to reflect JDI’s plans to transition to a new house mark and trade name;

WHEREAS, SCJ desires to maximize the value of its intellectual property rights in the industrial, commercial and institutional channels of trade and is, therefore, willing to grant such authority and licenses to JDI;

WHEREAS, upon the effectiveness of the supply arrangements referenced in the above third WHEREAS clause (including the SUPPLY AGREEMENT), JDI shall no longer have the authority to manufacture or have manufactured SCJ’s products in the territories covered by such supply agreements, except as may be mutually agreed pursuant to agreements other than this AGREEMENT;

WHEREAS, SCJ and JDI have conducted a comprehensive review of the PRE-EXISTING BLA and the related financial arrangements between the parties with respect to the subject matter herein; and

WHEREAS, in light of the conclusions of their review, SCJ and JDI desire to amend and restate the PRE-EXISTING BLA in its entirety as set forth herein and to enter into the SUPPLY AGREEMENT to account for and incorporate such conclusions as well as the subsequent arms-length negotiations of the parties;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. As used in this AGREEMENT, the terms:

(a) AFFILIATE shall mean any entity controlling, controlled by or under common control with any such named person, where control means the power to direct the management and policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this AGREEMENT, CD&R, Commercial Markets Holdco, Inc., SCJ, UNILEVER and their subsidiaries shall not be considered an AFFILIATE of JDI, JohnsonDiversey Holdings, Inc. or any of their subsidiaries; and JDI, JohnsonDiversey Holdings, Inc., Commercial Markets Holdco, Inc., CD&R, UNILEVER and their subsidiaries shall not be considered an AFFILIATE of SCJ or any of its subsidiaries.

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(b) APPROVED CASH AND CARRY ACCOUNTS shall mean those CROSS-OVER CHANNELS OF TRADE identified in Schedule 2(a)(ii) with respect to products other than UNILEVER PRODUCTS and in Schedule 2(a)(ii)-UL with respect to UNILEVER PRODUCTS.

(c) CD&R shall mean Clayton Dubilier & Rice, LLC (or any successor to its asset management business), the funds it manages, CDR Jaguar Investor Company, LLC, CDR F&F Jaguar Investor, LLC and their respective AFFILIATES (other than JohnsonDiversey Holdings, Inc. and its subsidiaries).

(d) COMMERCIAL MARKS shall mean, collectively, the LICENSED BRANDS and the HOUSE MARKS.

(e) COMPETITIVE CATEGORIES shall mean the following product categories: (i) air fresheners and odor control products (for the period and the territories that Schedule 10(a) states that the product category is licensed on an exclusive basis to JDI), (ii) drain cleaners, (iii) furniture polish, (iv) hard surface cleaners and glass cleaners, (v) pest control (including repellants and insecticides) (for the period and the territories that Schedule 10(a) states that the product category is licensed on an exclusive basis to JDI), (vi) home storage (plastic “zipper-top” food storage bags and plastic sealable food storage containers) (in North America only) and (vii) laundry stain removers (excepting the UNILEVER pre-spotter products as previously authorized by SCJ); provided, that floor care products are excluded and shall not be considered a part of any COMPETITIVE CATEGORY.

(f) COMPETITIVE PRODUCT shall mean a product that is sold in a territory by JDI or a JDI sublicensee which is substitutable (regardless of any retail-level price point difference on a per case basis that is smaller than the greater of 25% or $50.00) for an SCJ CONSUMER PRODUCT that is sold by SCJ or an SCJ AFFILIATE in the subject territory outside of the INDUSTRIAL CHANNELS OF TRADE and such JDI product is in a COMPETITIVE CATEGORY in such territory.

(g) CONSUMER PRODUCTS shall mean products for residential use now or in the future which consumers can buy from, for example, food, drug, mass merchandise, hardware, retail, discount and wholesale points of sale.

(h) CROSS-OVER CHANNELS OF TRADE shall mean only those points of sale which actively market, promote and sell both CONSUMER PRODUCTS to consumers and INDUSTRIAL PRODUCTS to industrial, commercial and institutional end users. Examples of such points of sale include, within the United States and Canada, Home Depot, Lowe’s, Sam’s Club, Costco, BJ’s and Menards.

(i) FOLLOW PRODUCTS shall mean those goods which otherwise satisfy the definition of STRAIGHT PRODUCTS, but which, consistent with products previously approved by SCJ, have different labels and/or bear any HOUSE MARK (or any JDI successor house mark referred to in, or approved by SCJ in accordance with, Section 2(m)).

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(j) HOUSE MARKS shall mean “JOHNSON WAX PROFESSIONAL” and “JOHNSONDIVERSEY”, but only in those countries and in connection with those product and service classes specified on Schedule 1(j) (as updated from time to time by the parties as provided in Section 19(b)) for the registrations, applications for registration, and common law rights of the marks “JOHNSON WAX PROFESSIONAL” and “JOHNSONDIVERSEY”, as applicable.

(k) INDUSTRIAL CHANNELS OF TRADE shall mean trade channels through which specialty chemical products that are formulated and sized for commercial, industrial and institutional end users normally travel and in which such products and related services are offered for sale to such end users only (“INDUSTRIAL PRODUCTS”) but specifically excluding all channels through which consumers purchase CONSUMER PRODUCTS now or in the future. Among the points of sale excluded from the scope of this term are food, drug, mass merchandise, hardware, retail, discount and wholesale points of sale; provided, however, that the parties understand and agree that JDI sales to food, drug, mass merchandise, hardware, retail, discount and wholesale points of sale for their own internal consumption, and not for resale, shall be deemed to be sales by JDI in the INDUSTRIAL CHANNELS OF TRADE. For the avoidance of doubt, the parties agree that sales through the [***], listed on Schedule 1(k) will be considered to be sales in the APPROVED CASH AND CARRY ACCOUNTS. During the 18 month period after execution of this AGREEMENT, SCJ shall evaluate such [***] and determine whether or not SCJ will extend JDI’s license grant for these outlets beyond the initial 18 month period. In its review, SCJ will consider all relevant factors, including the capacity of each of the parties to successfully exploit the business opportunities made available by such channels.

(l) Intentionally omitted.

(m) JD ONLY LICENSE shall mean a license to use only the JD TRADE NAME and HOUSE MARKS for the period provided for in Section 2(b), on the same terms and conditions as set forth in this AGREEMENT, except (x) JDI shall be required to pay to SCJ a royalty equal to one percent of NET SALES of products sold under the HOUSE MARKS by JDI and its sublicensees in the territory in which the JD ONLY LICENSE applies, provided, that the maximum royalty payable for each contract year of the JD ONLY LICENSE shall be $[***] (in the event any contract year is less than twelve months, the $[***] maximum shall be prorated), and (y) SCJ shall not have a right to terminate the JD ONLY LICENSE prior to the expiration of its term. JDI shall have a right to terminate the JD ONLY LICENSE prior to the expiration of its term upon ninety (90) days’ advanced written notice to SCJ and the maximum royalty owed shall be prorated in the event any contract year is less than twelve (12) months.

(n) JD TRADE NAME shall mean the trade name JOHNSONDIVERSEY.

(o) JDI BRANDS shall mean those trademarks and service marks owned, controlled, or used by JDI (other than COMMERCIAL MARKS), including but not limited to any such trademarks and service marks used by JDI under any license, agency or distribution agreement or arrangement, as well as the Design Marks attached on Schedule 1(o) (“JDI DESIGN MARKS”).

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***.

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(p) LICENSED BRANDS shall mean those trademarks owned or controlled by SCJ identified in Schedule 1(p) (as updated from time to time by the parties as provided in Section 19(b)) but, as to each trademark, only in the country or countries set forth on the same line as each such trademark in Schedule 1(p).

(q) LICENSED PRODUCT MATERIALS shall mean product labels and packaging, advertising and promotional materials bearing the LICENSED BRANDS.

(r) LICENSED PRODUCTS shall mean, collectively, the STRAIGHT PRODUCTS and FOLLOW PRODUCTS identified in Schedules 3(b)(i) and (ii), and Schedule 1(r), respectively; any product modifications or improvements to such scheduled products made in the ordinary course of SCJ’s business; and any products to be added to Schedules 3(b)(i), 3(b)(ii) or 1(r) pursuant to Section 2(o). The parties shall amend Schedules 3(b)(i), 3(b)(ii) and 1(r) at the request of either of them to reflect such developments and as otherwise provided in Section 19(b).

(s) LICENSED SCJ BRAND ACTIVITIES shall mean the manufacturing (subject to Section 2(a)), marketing, promotion, distribution and sale of LICENSED PRODUCTS (which for purposes of Sections 2(a)(iii) and 2(l) shall include NON-FOLLOW PRODUCTS) in INDUSTRIAL CHANNELS OF TRADE and, subject to the limitations set forth in Section 5, in APPROVED CASH AND CARRY ACCOUNTS as expressly authorized and licensed pursuant to this AGREEMENT.

(t) LICENSED TECHNOLOGY shall mean the formulas, know-how, trade secrets, technology, processes, procedures and specifications furnished or approved by SCJ, practiced in relation to the LICENSED PRODUCTS, including any related patents and patent applications together with all foreign counterparts, reissues, re-examinations, continuations, continuations in-part, divisions or extensions thereof.

(u) NET SALES shall mean gross sales less the following: returns; trade and supply chain discounts and allowances; cash discounts; deductions, rebates and trade promotions; and taxes other than taxes on JDI’s (and its sublicensees’) net income. For the purposes of this AGREEMENT, gross sales; returns; trade and supply chain discounts and allowances; and cash discounts, deductions, rebates, and trade promotions shall be as defined by JDI’s standard accounting policies consistent with United States generally accepted accounting principles.

(v) NON-FOLLOW PRODUCTS shall mean those products listed on Schedule 4(d) that bear LICENSED BRANDS that are not STRAIGHT PRODUCTS or FOLLOW PRODUCTS and are authorized to be manufactured and/or sold by JDI or its AFFILIATES under this AGREEMENT and will be transitioned to FOLLOW PRODUCTS or other contractual arrangements between the parties pursuant to Section 3(n).

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(w) REGION means each group of countries listed on Schedule 1(w).

(x) RESTRICTED PRODUCT shall mean a product marketed, distributed or sold by JDI which has a comparable product benefit to and is substitutable (due to a lack of a meaningful difference with respect to any product benefits or size) for any CONSUMER PRODUCT marketed by SCJ to any CROSS-OVER CHANNEL OF TRADE, now or in the future, as determined on a territory by territory basis.

(y) SCJ COMPETITOR shall mean Clorox, Kao, Henkel, Sara Lee, Procter & Gamble, Colgate and Reckitt Benckiser.

(z) STRAIGHT PRODUCTS shall mean those specific products authorized by this AGREEMENT for marketing, distribution and sale which (x) bear one or more of the LICENSED BRANDS, and (y) are manufactured and supplied by SCJ, an SCJ AFFILIATE or an SCJ contract manufacturer to JDI under the SUPPLY AGREEMENT or SIMILAR SUPPLY AGREEMENTS (as defined in Section 10(f)) (or manufactured and supplied under legacy arrangements to the extent the SUPPLY AGREEMENT or SIMILAR SUPPLY AGREEMENT is not yet in place for such territory) and use packaging that SCJ or its AFFILIATES use in the supply of CONSUMER PRODUCTS to consumers outside of the INDUSTRIAL CHANNELS OF TRADE.

(aa) THIRD PARTY shall mean any company or person other than JDI, an JDI AFFILIATE, SCJ or an SCJ AFFILIATE.

(bb) PRIVATE LABEL PRODUCTS shall mean those products that are manufactured by JDI or its AFFILIATES for distributors, using such distributors’ own brands and sold to such distributors in the INDUSTRIAL CHANNELS OF TRADE; provided, that PRIVATE LABEL PRODUCTS shall not include any brands with a material level of consumer awareness in the consumer channels of trade in the applicable territory of sale and such products shall not be sold outside of the INDUSTRIAL CHANNEL OF TRADE.

(cc) UNILEVER PRODUCTS shall mean those products to be distributed by JDI and its AFFILIATES pursuant to any agency agreement, license agreement or distribution agreement with Unilever PLC, a company established in the United Kingdom, Unilever, N.V., a company organized under the laws of the Netherlands (collectively, with Unilever PLC “UNILEVER”), an AFFILIATE of UNILEVER or any successor to the applicable part of the business of UNILEVER or its AFFILIATES. Notwithstanding any other restrictions in this AGREEMENT to the contrary, such products may bear the JD TRADE NAME in an inconspicuous manner on their back label if and to the extent required by applicable law or regulations, provided, that to the extent any such product bears the JD TRADE NAME only as provided in this Section 1(cc), such product shall be deemed to not be bearing a HOUSE MARK or a JD TRADE NAME for the purposes of this AGREEMENT.

(dd) UNILEVER RESTRICTED PRODUCT shall mean a UNILEVER PRODUCT that is a RESTRICTED PRODUCT. Schedule 1(dd) lists the UNILEVER RESTRICTED PRODUCTS (as updated by the parties from time to time in accordance with Section 19(b)).

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2. TRADEMARK AND TECHNOLOGY LICENSE AND USE.

(a) During the term of this AGREEMENT, SCJ hereby grants to JDI (i) a personal, nonassignable, license that is exclusive or non-exclusive, as applicable, as provided in Schedule 10(a) to use the LICENSED BRANDS on or in connection with LICENSED SCJ BRAND ACTIVITIES in the INDUSTRIAL CHANNELS OF TRADE in the territories specified in Schedule 10(a), and (ii) a personal, nonassignable, non-exclusive license to use the LICENSED BRANDS on or in connection with LICENSED SCJ BRAND ACTIVITIES in the APPROVED CASH AND CARRY ACCOUNTS, in the territories and channels specified in Schedule 2(a)(ii) and (iii) during the transition period described in Section 3(n) (as such period may be extended in accordance therewith), a personal, nonassignable, exclusive or non-exclusive license, as applicable, as provided in Schedule 10(a) to use the LICENSED BRANDS in the INDUSTRIAL CHANNELS OF TRADE in the territories and channels specified in Schedule 10(a) in connection with the LICENSED SCJ BRAND ACTIVITIES for the NON-FOLLOW PRODUCTS, as identified in Schedule 4(d). Notwithstanding the foregoing grant of license, and for the avoidance of doubt, the parties acknowledge and agree that, except as provided in Sections 2(l) and 3(n), JDI shall not have the right to use the LICENSED BRANDS in connection with any product manufactured by or for JDI other than products supplied by SCJ under the SUPPLY AGREEMENT or supplied by SCJ or its AFFILIATES in any country pursuant to a SIMILAR SUPPLY AGREEMENT; provided, that supply arrangements in place prior to the date of this AGREEMENT shall continue in any territory not covered by the SUPPLY AGREEMENT until a SIMILAR SUPPLY AGREEMENT is in effect with respect to any such territory. Notwithstanding anything to the contrary stated herein, JDI will cease to have any rights to manufacture (or have manufactured) any STRAIGHT PRODUCTS or FOLLOW PRODUCTS for any territory where such products are supplied pursuant to the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT.

(b) During a term expiring (x) May 2, 2010 with respect to the HOUSE MARK “JOHNSON WAX PROFESSIONAL” and (y) with respect to the other HOUSE MARKS and the JD TRADE NAME, in any REGION, the earlier of August 2, 2012 or the REGIONAL HOUSE MARK TERMINATION DATE (as extended, to the extent necessary, to permit the sale of remaining inventory in accordance with Section 5(d)), and whether such HOUSE MARK is used as a trademark, trade name or otherwise, SCJ further grants to JDI the following licenses with respect to the HOUSE MARKS:

(i) a personal, nonassignable, exclusive license in the INDUSTRIAL CHANNELS OF TRADE to use the HOUSE MARKS but only when used: (A) with JDI BRANDS, (B) with LICENSED BRANDS, or (C) on promotional, advertising or other incidental materials (“INCIDENTAL MATERIALS”) used by JDI in the ordinary course of its business related to products bearing JDI BRANDS or LICENSED BRANDS only in those countries and in connection with those classes of products and services specified on Schedule 1(j) (as updated from time to time by the parties as provided for in Section 19(b)) for the HOUSE MARKS;

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(ii) a personal, nonassignable, exclusive license in the APPROVED CASH AND CARRY ACCOUNTS to use the HOUSE MARKS but only when used with LICENSED BRANDS only in those countries and in connection with those classes of products and services specified on Schedule 1(j) (as updated from time to time by the parties as provided for in Section 19(b)) for the HOUSE MARKS;

(iii) a personal, nonassignable, exclusive license in the CROSS-OVER CHANNELS OF TRADE to use the HOUSE MARKS but only when used with JDI BRANDS on products that are not RESTRICTED PRODUCTS only in those countries and in connection with those classes of products and services specified on Schedule 1(j) (as updated from time to time by the parties as provided for in Section 19(b)) for the HOUSE MARKS; and

(iv) a personal, nonassignable, exclusive license in the CROSS-OVER CHANNELS OF TRADE to use the HOUSE MARKS but only when used with JDI BRANDS on or in connection with products that are RESTRICTED PRODUCTS only in those countries and in connection with those classes of products and services specified on Schedule 5(a)(ii) (as updated from time to time by the parties as provided for in Section 19(b)).

(c) In consideration for the grant of licenses in Sections 2(a)(ii) and 2(b)(ii) above, JDI hereby agrees that it shall cease any use of such licenses with respect to sales of LICENSED PRODUCTS and NON-FOLLOW PRODUCTS to the APPROVED CASH AND CARRY ACCOUNTS and shall cooperate with SCJ to transition to SCJ the sales of such LICENSED PRODUCTS in such accounts within eighteen (18) months of the date hereof. Notwithstanding anything to the contrary herein, the licenses granted in Sections 2(a)(ii) and 2(b)(ii) shall terminate with respect to the APPROVED CASH AND CARRY ACCOUNTS on the date eighteen months after the date hereof.

(d) Any costs associated with such cessation and transition of the use of the HOUSE MARKS shall be borne by JDI.

(e) JDI shall not have a right or license to use (i) “JOHNSON” as a trade name or service mark in any form that differs from the HOUSE MARKS or the JD TRADE NAME, or (ii) “WAX” as a trade name, service mark, corporate name or corporate division identifier.

(f) Notwithstanding anything to the contrary stated in this AGREEMENT:

(i) It is understood and agreed that SCJ maintains trademark registrations for the HOUSE MARKS for the Tier 1 countries identified in Schedule 10(a), but that the license for the HOUSE MARKS granted in this Section 2 for the Tier 2 and Tier 3 countries identified in Schedule 10(a) shall be licensed to JDI hereunder on an “as is” basis and that SCJ makes no representations or warranties of any nature as to the license for the HOUSE MARKS granted in this Section 2 as to any other country.

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(ii) Prior to the REGIONAL HOUSE MARK TERMINATION DATE for a REGION, neither JDI nor any JDI sublicensee shall be deemed to be, or have been, in breach of or default under any of the terms or conditions of this AGREEMENT or any PRIOR AGREEMENT as a result of JDI’s or a JDI sublicensee’s use of the house mark “JOHNSONDIVERSEY” in a jurisdiction not listed on Schedule 1(j) in such REGION; provided, that for the avoidance of doubt, JDI shall cease use of the HOUSE MARK in all territories in the applicable REGION in accordance with JDI’s obligations under Sections 2(b) and 5(d) upon the applicable REGIONAL HOUSE MARK TERMINATION DATE.

(g) For avoidance of doubt, except as may be otherwise provided in a mutually agreed JOINT BUSINESS PLAN (see Section 10) and as except as provided in Section 2(p), the parties acknowledge that each party shall have the right to use the term “professional”, “professional line” or “professional strength” as a product descriptor.

(h) Any proposed additions by JDI to those items included within the LICENSED BRANDS or LICENSED PRODUCTS not otherwise required to be included by this AGREEMENT shall be submitted to SCJ by written notice pursuant to Section 20 below. SCJ agrees to review the submission promptly. Subject to Section 2(o), JDI’s proposed additions to those items included within the LICENSED BRANDS or LICENSED PRODUCTS will be subject to approval by SCJ in its sole discretion on a territory-by-territory basis. SCJ shall not approve any additions to the HOUSE MARKS.

(i) JDI agrees that it shall acquire no right, title, or interest other than as expressly granted in this AGREEMENT in the rights licensed by SCJ pursuant to this AGREEMENT, including to the LICENSED BRANDS, the LICENSED TECHNOLOGY, and the HOUSE MARKS.

(j) In the event that any country or governmental entity shall nationalize or take a controlling interest in JDI or a JDI sublicensee, all rights of JDI to use the HOUSE MARKS and other rights licensed by SCJ pursuant to this AGREEMENT in such country shall automatically terminate. Upon such termination, the right to use the rights in such country shall thereupon immediately cease and revert to SCJ (subject to Section 13(q)), and the license granted in this Section 2 shall thereupon immediately and automatically terminate in such country, all without further action on the part of either JDI or SCJ.

(k) Notwithstanding anything in this AGREEMENT to the contrary, except as otherwise set forth in Schedule 2(k), JDI shall not have the right to use or permit others to use a HOUSE MARK to identify JDI as a participant in a joint venture or other strategic alliance or as having an ownership interest in a corporation, partnership or other entity (other than a controlled subsidiary of JDI) without the prior written consent of SCJ, which consent may be withheld by SCJ in its sole discretion. JDI shall have the right to use a HOUSE MARK as part of a tagline

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or in connection with advertising materials for only those entities listed on Part I of Schedule 2(k). In the event SCJ determines to grant such consent, JDI shall enter into an agreement with the applicable entity, in a form acceptable to SCJ, granting such entity the limited right to use a specified HOUSE MARK in accordance with the terms of such approved agreement solely to identify JDI’s participation or ownership interest therein. JDI acknowledges that SCJ shall not consent to JDI’s use of a HOUSE MARK to identify itself in connection with any entity that conducts business outside the INDUSTRIAL CHANNELS OF TRADE. Nothing in this Section 2(k) shall alter SCJ’s right to terminate this AGREEMENT pursuant to Section 13(h).

(l) During the term of this AGREEMENT, SCJ hereby grants JDI a personal, nonassignable, non-exclusive license to use the LICENSED TECHNOLOGY for FOLLOW PRODUCTS only and any SCJ technology used as of the date hereof by JDI to manufacture NON-FOLLOW PRODUCTS (i) to manufacture, have manufactured, distribute and sell the FOLLOW PRODUCTS and NON-FOLLOW PRODUCTS in the INDUSTRIAL CHANNELS OF TRADE and, subject to the limitations set forth in Section 5, in the APPROVED CASH AND CARRY ACCOUNTS described in Section 5(a)(iii), for (A) NON-FOLLOW PRODUCTS until the expiration of the transition period pursuant to Section 3(n) (as such period may be extended in accordance therewith) and (B) FOLLOW PRODUCTS until the applicable SUPPLY AGREEMENT or SIMILAR SUPPLY AGREEMENTS are entered into pursuant to Sections 2(a) and 10(f), and (ii) as otherwise necessary in connection with the LICENSED SCJ BRAND ACTIVITIES; provided, (x) that such license shall not extend to the manufacturing (whether by JDI, a JDI AFFILIATE or a THIRD PARTY) of LICENSED PRODUCTS in a territory after the entry into force of the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT with respect to such territory and (y) except as set forth in Section 3(n), such license shall not extend to NON-FOLLOW PRODUCTS after the expiration of the transition period pursuant to Section 3(n). Any disclosures of any such LICENSED TECHNOLOGY shall be made only to the extent required to permit the exercise of the rights described in the prior sentence, and SCJ agrees to make such LICENSED TECHNOLOGY available to JDI in whatever manner and by whatever means that may be mutually agreeable to the parties, subject to Section 23. JDI acknowledges SCJ’s exclusive ownership of all right, title and interest in and to the LICENSED TECHNOLOGY (subject to the last sentence of Section 4(c) and Section 4(d) with respect to NON-FOLLOW PRODUCT formulas) and agrees that it will not, and it will not permit its AFFILIATES to, do or cause to be done or assist others in doing any act or thing contesting or in any way intending to impair the LICENSED TECHNOLOGY or SCJ’s exclusive ownership thereof. JDI agrees to execute and deliver to SCJ any and all documents which may be required for, or incidental to, the filing, prosecution or maintenance of any and all applications for patents included within the LICENSED TECHNOLOGY or otherwise relating to the LICENSED PRODUCTS, and/or which may be required for or incidental to the maintenance or enforcement of any and all patents issuing thereon, or for any adjustment or settlement of any legal action or proceeding in which said application for patents may become involved.

(m) SCJ acknowledges and agrees that it has no right or interest in the trade names or marks “JD,” “JDI”, “JD GLOBAL” or “DIVERSEY,” and JDI will be permitted to

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use these names or marks or such other names or marks as may be approved by SCJ, which approval shall not be unreasonably withheld or delayed, on FOLLOW PRODUCTS and NON-FOLLOW PRODUCTS, subject to the terms of this AGREEMENT.

(n) Except as otherwise stated herein, to the extent that any license grant by SCJ to JDI pursuant to this AGREEMENT is non-exclusive for an indeterminate time period as stated in Schedule 10(a), SCJ shall have the right to terminate such license or licenses on a territory-by-territory basis upon ninety (90) days’ advanced written notice to the other party and, at the end of such ninety-day period, JDI shall not have any right to sell the applicable LICENSED PRODUCTS in such territory or category as stated in such notice; provided, that (i) SCJ shall not have any such right to terminate with effect prior to the first anniversary of the date of this AGREEMENT, and (ii) if SCJ is the terminating party, JDI shall be permitted to sell any remaining inventory labeled with the HOUSE MARK or any house mark referenced in Section 2(m) above (or approved by SCJ in accordance with Section 2(m)) in the ordinary course of business (provided, further, that such inventory levels are in the ordinary course for the business taking into account seasonal variations).

(o) SCJ shall be required to offer JDI any product developed by SCJ which is within the COMPETITIVE CATEGORIES. Additionally, SCJ shall be required to offer to JDI any product acquired or licensed by SCJ for the INDUSTRIAL CHANNELS OF TRADE subject to the following conditions: (i) SCJ shall have no obligation to license any such product unless and until SCJ determines to distribute such product through a THIRD PARTY, (ii) any such license would be limited to the Tier 1 territories listed on Schedule 10(a), (iii) any such license would be non-exclusive for an indeterminate period of time, (iv) SCJ shall not exercise its right to terminate any such non-exclusive license to JDI for at least two (2) years after the grant of such license to JDI, (v) SCJ shall not be required to offer JDI any such product if such product is acquired or licensed by SCJ subject to a pre-existing license or other contract right (such as distribution right) to a THIRD PARTY that SCJ would violate if SCJ licensed the product to JDI and (vi) SCJ shall not be required to offer JDI any such product if SCJ did not acquire or license the right to license the products to JDI or any THIRD PARTY. Such products shall be added to Schedules 3(b)(i), 3(b)(ii) or 1(r) (as applicable) for the territories and channels as designated in Schedule 10(a) on the same licensed basis as applicable for such territory as to products developed by SCJ and on a non-exclusive basis in the Tier 1 territories as to products acquired or licensed by SCJ and, to the extent the license grant is non-exclusive, JDI shall have the option but not the obligation to agree to include such products on Schedules 3(b)(i), 3(b)(ii) and 1(r) (provided that if SCJ offers JDI products or brands acquired or licensed by SCJ in a single transaction or series of related transactions, JDI must accept or reject all such products that are in the COMPETITIVE CATEGORIES and may not accept some products and reject others) and if the license grant is exclusive (for such territory) such product shall be added to Schedules 3(b)(i), 3(b)(ii) and 1(r), as applicable. JDI shall not be entitled to delete any products from Schedules 3(b)(i), 3(b)(ii) and 1(r) without the prior written consent of SCJ.

(p) Neither SCJ nor its Affiliates will use the trademark or otherwise do business using the name “Johnson Wax Professional” (whether directly or in combination with

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other words or trademarks, such as “SC Johnson Wax Professional”), (i) in the INDUSTRIAL CHANNELS OF TRADE, (A) for a period of two years from and after the date of this AGREEMENT, in any territory, and (B) at any time after the second anniversary of the date of this AGREEMENT, in any territory where SCJ is exclusively licensing a LICENSED PRODUCT to JDI pursuant to Section 2(a)(i) and Schedule 10(a) in the INDUSTRIAL CHANNELS OF TRADE, provided, that if SCJ uses the name “Johnson Wax Professional” in the INDUSTRIAL CHANNELS OF TRADE after the second anniversary of the date of this AGREEMENT in any territory in which SCJ is not exclusively licensing a LICENSED PRODUCT to JDI in the INDUSTRIAL CHANNELS OF TRADE, and the parties subsequently agree that JDI will receive such an exclusive license in such territory, then SCJ may continue to use the name “Johnson Wax Professional” in such territory in the INDUSTRIAL CHANNELS OF TRADE so long as such use is not in a COMPETITIVE CATEGORY; and (ii) in the CROSS-OVER CHANNELS OF TRADE for a period of two years from and after the date of this AGREEMENT. If JDI has not used the trademark “Johnson Wax Professional” in a territory for at least three (3) consecutive years in a sufficient enough level or manner to reasonably protect the enforceability of such trademark against THIRD PARTIES in the trademark classifications for which such trademark has been historically registered and SCJ cannot protect such enforceability by use within only the consumer channels of trade or otherwise in a manner consistent with the foregoing provisions of this Section 2(p), SCJ shall have the right to use the trademark “Johnson Wax Professional” in the CROSS-OVER CHANNELS OF TRADE in such territory solely to the extent necessary (but no more than a de minimis level or manner of usage not to exceed $250,000 a year in sales) to protect such enforceability. For the avoidance of doubt, SCJ shall be free to use the trademarks or trade names “Johnson,” “Wax” and “Professional” in combinations or with other words other than the trademark “Johnson Wax Professional” (such as “Johnson Wax,” “SC Johnson Wax,” and “SC Johnson Professional”).

3. COVENANTS AND RESTRICTIONS REGARDING COMMERCIAL MARKS.

(a) JDI shall use commercially reasonable efforts to diligently promote the LICENSED BRANDS and the goodwill thereof; provided, that SCJ’s sole remedy for JDI’s failure to sufficiently promote the LICENSED BRANDS shall, if applicable, be that set forth in Section 10(b) with respect to a failure to meet the MINIMUM REGIONAL SALES REQUIREMENT, and no such failure to sufficiently promote the LICENSED BRANDS shall be considered a “breach” or “default” for purposes of Section 13. JDI shall not have the right to grant any other party the right to use the COMMERCIAL MARKS except as otherwise authorized in this AGREEMENT.

(b) Except as set forth on Schedule 4(d) or as provided in any agreement between JDI and SCJ (or their AFFILIATES) relating to NON-FOLLOW PRODUCTS, JDI shall not associate any LICENSED BRANDS or any simulations thereof with any goods other than the appropriate STRAIGHT PRODUCTS or FOLLOW PRODUCTS, as applicable. The STRAIGHT PRODUCTS shall not bear any JDI BRANDS or any HOUSE MARK, and the FOLLOW PRODUCTS shall not bear any JDI BRANDS or any house mark other than the

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house marks referenced in Section 2(m) above (or approved by SCJ in accordance with Section 2(m)) or the JOHNSONDIVERSEY house mark. All STRAIGHT PRODUCTS in the United States are listed on Schedule 3(b)(i) and all STRAIGHT PRODUCTS outside of the United States which may be included in approved JDI sublicenses are listed on Schedule 3(b)(ii) (as updated from time to time by the parties as provided for in Section 19(b)).

(c) UNILEVER PRODUCTS shall not bear any LICENSED BRANDS, HOUSE MARK, or JDI DESIGN MARK, except that, notwithstanding any other restrictions in this AGREEMENT to the contrary, the UNILEVER PRODUCTS may bear a HOUSE MARK or a JD TRADE NAME in an inconspicuous manner on their back label if and to the extent required by applicable law or regulations, provided, that JDI gives SCJ prior written notice of any such requirement that takes effect after the effective date of this AGREEMENT; and, provided further, that to the extent any such product bears a HOUSE MARK only due to the requirements of this Section 3(c), such product shall not be deemed to be bearing a HOUSE MARK for the purposes of this AGREEMENT.

(d) Subject to Section 13(q) and the other rights and interests of JDI set forth in this AGREEMENT, JDI acknowledges SCJ’s exclusive ownership of all right, title and interest in and to the COMMERCIAL MARKS, including any applications for registration and registrations thereof, and agrees that it will not at any time do, cause to be done or assist others in doing, any act or thing contesting or in any way intending to impair the LICENSED BRANDS or (except by enforcing its right under Section 2(p)) the use of the mark JOHNSON WAX PROFESSIONAL or SCJ’s exclusive ownership thereof.

(e) Subject to Section 13(q), it is agreed that JDI has not acquired and shall not acquire any rights of any character whatsoever in the COMMERCIAL MARKS for itself; that all use by JDI of COMMERCIAL MARKS shall inure to the benefit of SCJ; that, upon the request of SCJ, JDI shall at any time execute documents prepared by SCJ and reasonably acceptable to JDI transferring or confirming the transfer to SCJ of all right, title, and interest in any COMMERCIAL MARK resulting from use or registration thereof by JDI; and that JDI shall neither claim or exert any rights whatsoever to the COMMERCIAL MARKS or registrations therefor.

(f) JDI shall use the COMMERCIAL MARKS in a manner consistent with this AGREEMENT and in accordance with generally accepted proper trademark usage. JDI shall affix proper trademark notices for the COMMERCIAL MARKS on all labels, packaging, advertisements and literature for LICENSED PRODUCTS and NON-FOLLOW PRODUCTS, as applicable, and products sold under a HOUSE MARK. All labels, packaging, advertisements and literature bearing one or more of the LICENSED BRANDS shall contain the following legend:

[Specific Trademarks] Used Under Authority from S. C.

JOHNSON & SON, INC., Racine, Wisconsin, U.S.A.

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(g) JDI shall not manufacture or sell products under a JDI BRAND which incorporate graphics, trade dress, designs or labels similar to any product sold under a LICENSED BRAND (unless such graphics, trade dress, designs or labels were used on products manufactured and distributed by JDI or any JDI AFFILIATE prior to their use by SCJ or any SCJ AFFILIATE and, in that case, JDI and its AFFILIATE may continue to use such elements on such products).

(h) JDI shall use a unique, original and distinctive letter style for the words JOHNSON WAX PROFESSIONAL and JOHNSONDIVERSEY in the HOUSE MARKS. The letter style selected shall not be similar to the unique, proprietary letter style SCJ uses for “JOHNSON” in its house mark and must be approved in writing in advance by SCJ. JDI shall present to SCJ the graphics for all uses for the HOUSE MARKS and SCJ shall promptly approve or reject as required by this Section 3(h); provided that SCJ approves all of the graphics depicted on Schedule 3(h).

(i) JDI shall not incorporate any geometric shapes within the “J” of “JOHNSON”.

(j) Subject to the provisions of Section 2(f), it is understood and agreed by JDI that JDI shall not have the right to use “JOHNSON” as part of a trade name, house mark, trademark or service mark in any way or in any form that does not comply with this AGREEMENT.

(k) The trademark and service mark registrations, applications and common law rights with respect to the JOHNSON mark in those countries and for those classes of goods and services listed in Schedule 1(j), serve as the basis for the rights licensed by SCJ to JDI for the HOUSE MARKS. SCJ shall arrange for filing in SCJ’s name and at JDI’s expense any new trademark and service mark applications requested by JDI or, at SCJ’s expense, any such filings that SCJ otherwise determines to be necessary or desirable to protect the HOUSE MARKS.

(l) Until the REGIONAL HOUSE MARK TERMINATION DATE, all products manufactured or sold by JDI using a COMMERCIAL MARK or JDI BRAND (other than those that use a HOUSE MARK in combination with a JDI BRAND or use a JDI BRAND(S) alone, and are sold only in the INDUSTRIAL CHANNELS OF TRADE) in such REGION shall bear a consistent design element, prominently displayed on the front of each label, communicating that the product is “For Commercial & Industrial Use Only” or a variation thereof in the event obligations are imposed by appropriate regulatory authorities as a result of this phrase. The design element required pursuant to this Section 3(l) shall not be similar to any design element used on packaging for any SCJ product in any category and must be approved in writing in advance by SCJ which approval shall not be unreasonably withheld or delayed). For purposes of this Section 3(l), the brands on UNILEVER PRODUCTS shall not be considered to be JDI BRANDS.

(m) In addition to any other restrictions stated in this AGREEMENT, in any territory with respect to which SCJ is exclusively licensing a LICENSED PRODUCT to JDI in

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the INDUSTRIAL CHANNELS OF TRADE pursuant to this AGREEMENT, JDI shall not sell in the INDUSTRIAL CHANNELS OF TRADE any COMPETITIVE PRODUCT that is in the same COMPETITIVE CATEGORY as such LICENSED PRODUCT. Notwithstanding the foregoing sentence, there shall be no limitation on the manufacture, sale or distribution by JDI or its AFFILIATES of (i) any products bearing a JDI BRAND, any UNILEVER PRODUCTS or any PRIVATE LABEL PRODUCTS, or (ii) products or brands mutually agreed to and listed on Schedule 3(m).

(n) It is agreed by the parties that NON-FOLLOW PRODUCTS shall be transitioned, at JDI’s election as to each NON-FOLLOW PRODUCT, either to FOLLOW PRODUCTS or other license agreements by and between the parties over a twelve (12) month transition period; provided, however, SCJ shall have the right to reject transition of a NON-FOLLOW PRODUCT to other license agreements by and between the parties if the NON-FOLLOW PRODUCT formula is sufficiently close to a current SCJ formula that disclosure of the NON-FOLLOW PRODUCT formula to a THIRD PARTY by JDI would create a material confidentiality risk to SCJ’s similar formula (it being understood that any such examination of formulas will be undertaken using procedures designed to protect each party’s intellectual property rights). Each party shall make commercially reasonable good faith efforts to (i) complete all such transitions within twelve (12) months after the date hereof and (ii) agree on new license and supply agreements for the license and manufacture of NON-FOLLOW PRODUCTS if JDI elects not to transition such products to FOLLOW PRODUCTS, which agreements (x) shall be on customary arms’ length terms reasonably acceptable to both parties negotiating in good faith, (y) shall provide for a royalty rate of 6% of NET SALES and (z) shall not contain any non-compete restriction on such NON-FOLLOW PRODUCTS that is more restrictive than the provisions of this AGREEMENT. NON-FOLLOW PRODUCTS may be manufactured by JDI or its AFFILIATES, or, with the approval of SCJ whose consent shall not be unreasonably withheld or delayed, THIRD PARTY manufacturers appointed by JDI. Such NON-FOLLOW PRODUCTS shall be automatically deleted from the license grants pursuant to this AGREEMENT upon the entry by the parties into a separate license agreement including a license for such NON-FOLLOW PRODUCTS, provided, that in the event the parties have not transitioned a NON-FOLLOW PRODUCT to a FOLLOW PRODUCT or entered into a separate license agreement with respect to such NON-FOLLOW PRODUCT prior to the first anniversary of the date hereof, the licenses contained herein shall be deemed to continue with respect to such NON-FOLLOW PRODUCT until the parties have entered into such a separate license agreement. If the parties have not transitioned the NON-FOLLOW PRODUCTS out of this AGREEMENT to a separate license agreement (or converted such NON-FOLLOW PRODUCTS to FOLLOW PRODUCTS) by the end of such twelve (12) month period for whatever reason, SCJ may give JDI notice that the parties have not completed such transition. Such notice shall automatically extend the twelve (12) month transition period for nine (9) additional months commencing upon such SCJ notice. If at the end of such extended nine (9) month period, (x) the parties have not transitioned all NON-FOLLOW PRODUCTS out of this AGREEMENT to separate license agreements (or converted such NON-FOLLOW PRODUCTS to FOLLOW PRODUCTS) and (y) SCJ shall have made commercially reasonable good faith efforts to complete such transition within the initial twelve (12) month period and such nine (9) month extension, SCJ may terminate all licenses provided by SCJ to JDI for any remaining NON-FOLLOW PRODUCTS, effective as of the end of such extended nine (9) month period.

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(o) Notwithstanding any other provision of this AGREEMENT, each of JDI, SCJ and their respective AFFILIATES shall be free to manufacture, sell or distribute through any channel of trade any product (whether a party’s own branded product or a product licensed from a THIRD PARTY, and whether or not in a COMPETITIVE CATEGORY or a COMPETITIVE PRODUCT) in a territory so long as SCJ is not exclusively licensing pursuant to this AGREEMENT any LICENSED PRODUCT to JDI in the INDUSTRIAL CHANNELS OF TRADE in such territory that is in the same COMPETITIVE CATEGORY as such product; provided, that the foregoing sentence shall not permit SCJ to act in a manner inconsistent with Section 2(p).

4. OWNERSHIP OF BRANDS AND LICENSED TECHNOLOGY.

(a) JDI acknowledges and agrees that all LICENSED BRANDS and HOUSE MARKS (subject to Section 13(q)), are owned or controlled exclusively by SCJ, and JDI covenants and agrees not to contest such ownership.

(b) Except as provided in Section 3(k), JDI shall not have the right to seek or obtain registrations of any LICENSED BRANDS or HOUSE MARKS or seek to obtain a patent or other right in respect of any LICENSED TECHNOLOGY or any improvement, extension or modification thereof.

(c) Breach by JDI or any JDI sublicensee of any provision of this Section 4 shall constitute a material breach of this AGREEMENT which shall be handled in accordance with the termination procedures set forth in Sections 13(c), or 13(e), as applicable, and Section 13(r). SCJ shall also have the right to cause JDI or its sublicensee to assign any application, registration or patent obtained in violation hereof to SCJ. Any such applications, registrations and patents obtained in violation of this Section 4(c) shall be held by JDI in trust for SCJ until assigned to SCJ. JDI shall provide SCJ with all documents reasonably requested by SCJ to ensure that the rights to any such applications, registrations and patents are held entirely by SCJ. In the event JDI or a JDI sublicensee develops any improvements, enhancements or modifications to any of the LICENSED TECHNOLOGY or any new or improved formulas for any LICENSED PRODUCTS (other than with respect to those formulas for the NON-FOLLOW PRODUCTS listed on Schedule 4(d)), it shall assign (and cause the inventing employee to assign) all rights in such improvements, enhancements, modifications and formulas to SCJ. JDI acknowledges and agrees that any improvements, enhancements or modifications it makes to any of the LICENSED TECHNOLOGY or any new or improved formulas for LICENSED PRODUCTS (other than with respect to the formulas for the NON-FOLLOW PRODUCTS listed on Schedule 4(d)) shall be held in trust for the sole ownership of SCJ. Promptly after the date hereof, the parties agree to work together to determine reasonably and in good faith the ownership of any intellectual property used in the formulas for NON-FOLLOW PRODUCTS.

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(d) Except for those NON-FOLLOW PRODUCTS and formulas approved in writing by SCJ and listed on Schedule 4(d), JDI shall not associate any LICENSED BRANDS or any simulations thereof with any goods other than the appropriate LICENSED PRODUCTS.

5. CROSS-OVER AND CONSUMER CHANNELS OF TRADE.

(a) With respect to each REGION, until sixty (60) days after the REGIONAL HOUSE MARK TERMINATION DATE for such REGION, JDI shall not sell any products or services bearing JDI BRANDS, UNILEVER PRODUCTS or LICENSED PRODUCTS, into any CROSS-OVER CHANNELS OF TRADE or any channels of trade that sell CONSUMER PRODUCTS, except:

(i) Schedule 5(a)(i)-JD lists those points of sale in the CROSS-OVER CHANNELS OF TRADE for which JDI shall be authorized to sell products or services bearing JDI BRANDS that are not LICENSED BRANDS, UNILEVER PRODUCTS or RESTRICTED PRODUCTS, and Schedule 5(a)(i)-UL lists those points of sale in the CROSS-OVER CHANNELS OF TRADE for which JDI shall be authorized to sell UNILEVER PRODUCTS that are not UNILEVER RESTRICTED PRODUCTS;

(ii) Schedule 5(a)(ii)-JD references those points of sale in the CROSS-OVER CHANNELS OF TRADE for which JDI shall be authorized to sell the listed products bearing JDI BRANDS that are not LICENSED BRANDS or UNILEVER PRODUCTS but are RESTRICTED PRODUCTS and for which JDI shall pay SCJ a “gap filler” fee specified in Schedule 5(a)(ii)-JD, and Schedule 5(a)(ii)-UL references those points of sale in the APPROVED CASH AND CARRY ACCOUNTS for which JDI shall be authorized to sell the listed UNILEVER RESTRICTED PRODUCTS and for which JDI shall pay SCJ a “gap filler” fee specified in Schedule 5(a)(ii)-UL;

(iii) Subject to the limitations of Section 2(c), JDI shall be authorized to sell STRAIGHT PRODUCTS, but only to [***] in the United States and any STRAIGHT PRODUCTS approved in accordance with the provisions of Section 29 and FOLLOW PRODUCTS until April 1, 2011 in the sizes specified in Schedule 5(a)(iii) in the APPROVED CASH AND CARRY ACCOUNTS listed in Schedule 2(a).

For the avoidance of doubt, the requirements of Section 5(d) and Section 5(g) shall apply in a REGION after the REGION’s applicable REGIONAL HOUSE MARK TERMINATION DATE as provided therein.

(b) For the avoidance of doubt, Schedules 5(a)(i), 5(a)(ii), 5(a)(iii) and 2(a) shall not be modified from the form agreed to by the parties that was in place as of May 1, 2009 and attached hereto without each party’s prior written consent.

(c) JDI may request an exception to the restrictions applicable to RESTRICTED PRODUCTS at a particular CROSS-OVER CHANNEL OF TRADE point of

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***.

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sale. Such requests for an exception (including the duration thereof) shall be reviewed on a case by case basis for a particular RESTRICTED PRODUCT sold at such point of sale, by the point person designated by each party hereto for interbusiness intellectual property matters and subject to the GUIDELINES. If any such requests are not resolved by the designated point persons, such request may be referred to the respective Chief Executive Officers of SCJ and JDI who shall attempt to resolve any dispute thereto prior to invoking the dispute resolution provisions of Section 25. RESTRICTED PRODUCTS that are granted an exception from the restrictions applicable to RESTRICTED PRODUCTS (generally referred to as “gap fillers”) pursuant to this Section 5(c) shall be added to Schedule 5(a)(ii). The provisions in this Section 5(c) shall expire for a REGION sixty (60) days after such REGION’s REGIONAL HOUSE MARK TERMINATION DATE.

(d) An officer of JDI may certify in writing to SCJ the date that it has “effectively ceased” use of the HOUSE MARK “JOHNSONDIVERSEY” in any REGION. Upon such certification, SCJ may promptly request the documentation set forth in Schedule 5(d) to demonstrate that JDI has “effectively ceased” use of such HOUSE MARK in such REGION. The parties acknowledge and agree that such document production and review is intended to be confirmatory in nature and limited, with primary reliance being on JDI’s certification. If JDI promptly provides any such reasonably requested documentation to SCJ, SCJ shall, within thirty (30) days of such certification, confirm or reject the certification that JDI has “effectively ceased” to use the HOUSE MARK “JOHNSONDIVERSEY” in such designated REGION. SCJ may reject such certification only if it determines in good faith that JDI’s certification is materially incorrect. If SCJ rejects such certification, the parties shall promptly discuss such rejection. If the parties cannot promptly resolve such dispute, the dispute may be submitted to dispute resolution pursuant to Section 25. If SCJ confirms such JDI certification, does not respond as provided above to such certification within thirty (30) days or if such certification is confirmed pursuant to dispute resolution pursuant to Section 25, the date specified in such JDI certification that it has “effectively ceased” use of the HOUSE MARK “JOHNSONDIVERSEY” shall be the “REGIONAL HOUSE MARK TERMINATION DATE” for such specified REGION (such process, the “HOUSE MARK CONVERSION”). Notwithstanding anything to the contrary stated herein, (x) sixty (60) days after the REGIONAL HOUSE MARK TERMINATION DATE for such applicable REGION, JDI and its AFFILIATES shall be entitled to sell into the CROSS-OVER CHANNELS OF TRADE in any territory in such REGION any products except those that are COMPETITIVE PRODUCTS within the same COMPETITIVE CATEGORIES for which SCJ is exclusively licensing LICENSED PRODUCTS to JDI in such territory for the INDUSTRIAL CHANNELS OF TRADE pursuant to Section 2(a)(i) and Schedule 10(a) and (y) JDI shall be permitted to sell any remaining inventory labeled with the HOUSE MARK in the ordinary course of business (provided, that such inventory levels are in the ordinary course for the business taking into account seasonal variations). For purposes of this AGREEMENT, JDI shall have “effectively ceased” use of the HOUSE MARK “JOHNSONDIVERSEY” in a REGION when the following conditions have been met: (i) it has ceased all manufacture or acquisition of products for sale by JDI in a REGION using the HOUSE MARK “JOHNSONDIVERSEY” for at least sixty (60) days, (ii) it has changed its corporate name to a name other than JOHNSONDIVERSEY, (iii) it has changed its house mark to a house mark that is not a HOUSE MARK and (iv) it has

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removed the HOUSE MARK “JOHNSONDIVERSEY” from all its external communications (including, public relations statements and material, invoices, customer sales material and other communications, as well as other INCIDENTAL MATERIAL); provided, however, (x) de minimis uses of the HOUSE MARK “JOHNSONDIVERSEY” shall not prevent JDI from having “effectively ceased” use of the HOUSE MARK “JOHNSONDIVERSEY” and (y) JDI shall be permitted to sell any remaining inventory labeled with the HOUSE MARK in the ordinary course of business (provided, that such inventory levels are in the ordinary course for the business taking into account seasonal variations).

(e) Except as otherwise expressly authorized by this AGREEMENT and for the avoidance of doubt, during the term of this AGREEMENT JDI shall not sell any STRAIGHT PRODUCTS, FOLLOW PRODUCTS, NON-FOLLOW PRODUCTS or any products or services bearing LICENSED BRANDS, into any CROSS-OVER CHANNELS OF TRADE or any channels of trade that sell CONSUMER PRODUCTS.

(f) Except as expressly licensed to JDI by SCJ pursuant to this AGREEMENT or as otherwise expressly authorized by this AGREEMENT, JDI agrees to not solicit, take or fulfill orders for any STRAIGHT PRODUCTS, FOLLOW PRODUCTS, NON-FOLLOW PRODUCTS or products bearing a HOUSE MARK or JD TRADE NAME outside of the channels of trade or the territories licensed to JDI by SCJ pursuant to this AGREEMENT regardless of the means used for such sale, including, but not limited to, the internet; provided, that JDI or a JDI AFFILIATE located within the European Economic Area shall be permitted to take or fulfill unsolicited orders received from customers located within the European Economic Area but which are outside the territories licensed to JDI; provided, further, that such customer is in a channel of trade for which JDI or a JDI AFFILIATE is licensed to sell the relevant product in the country of sale. In the event that JDI makes any such sales in violation of the restrictions of this Section 5(f), such event shall constitute a material breach of this AGREEMENT and JDI shall, in addition to any other rights that SCJ may have pursuant to this AGREEMENT, pay SCJ an assessment in the amount of $[***] for each shipment (i.e., a full or partial truckload) to a “ship to location” for which there is a violation of this Section 5(f). In the event of a question regarding whether a point of sale or customer is within or outside of the channels of trade licensed to JDI by SCJ pursuant to this AGREEMENT, JDI shall affirmatively raise that question with SCJ prior to making such sale. If such question cannot be resolved by the parties, the question shall be resolved in accordance with Section 25. In the event of a dispute regarding whether a sale of any STRAIGHT PRODUCTS, FOLLOW PRODUCTS, NON-FOLLOW PRODUCTS or products bearing a HOUSE MARK or JD TRADE NAME is made outside of the channels of trade licensed to JDI by SCJ pursuant to this AGREEMENT and the dispute cannot be resolved by the parties, the dispute shall be resolved in accordance with Section 25.

(g) Notwithstanding anything to the contrary stated in this AGREEMENT:

(i) For a period of two years after the REGIONAL HOUSE MARK TERMINATION DATE for any specified REGION, JDI and its AFFILIATES may not

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***.

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sell in the CROSS-OVER CHANNELS OF TRADE in a territory in such REGION any COMPETITIVE PRODUCT that is in the same COMPETITIVE CATEGORY as a LICENSED PRODUCT that SCJ is exclusively licensing to JDI in the INDUSTRIAL CHANNEL OF TRADE in that territory; provided, that such sales shall be permitted to the extent they would be allowed under, and in accordance with, the provisions of Sections 5(a) and 5(c); provided, further, that for the two-year period commencing upon the REGIONAL HOUSE MARK TERMINATION DATE for any specified REGION, JDI shall be entitled to sell the authorized RESTRICTED PRODUCTS in only those countries and in connection with only those products and services specified on Schedule 5(a)(ii) in such REGION, subject to the additional “gap filler” fees described in Schedule 5(a)(ii).

(ii) Two years after the REGIONAL HOUSE MARK TERMINATION DATE (and at any time thereafter) for any specified REGION, JDI and its AFFILIATES may sell in the CROSS-OVER CHANNELS OF TRADE in a territory in such REGION any product that is in the same COMPETITIVE CATEGORY as a LICENSED PRODUCT that SCJ is exclusively licensing to JDI in the INDUSTRIAL CHANNEL OF TRADE in that territory, provided that such product is (x) sold under the brand or brands stated in Schedule 5(g) or is a UNILEVER PRODUCT and (y) is marketed to commercial, industrial or institutional end users. JDI may also request that additional products and/or brands be added to Schedule 5(g) and SCJ, in its reasonable discretion, may accept or reject such additions. No product may be launched under this Section 5(g)(ii) unless all brands used on that product are listed on Schedule 5(g) or such product is a UNILEVER PRODUCT. As a statement of intent, SCJ shall generally (A) not approve the addition of products or brands to Schedule 5(g) having material sales in the consumer channels of trade and (B) approve of the addition of products or brands by JDI to Schedule 5(g) not having a material level of consumer awareness outside of the INDUSTRIAL CHANNELS OF TRADE. JDI shall be deemed to have requested the addition to Schedule 5(g) of the brands set forth on Schedule 5(g)-(A), and SCJ shall consider such brands with a bias toward approving all such brands that do not have a material level of existing consumer awareness outside of the INDUSTRIAL CHANNELS OF TRADE. Until the second anniversary of the REGIONAL HOUSE MARK TERMINATION DATE, aside from the brands referred in the immediately preceding sentence, SCJ’s intention is to consider for approval only a limited number of additional products and/or brands. SCJ may approve a brand for addition to Schedule 5(g) subject to the condition that such brand be used only with a specified product.

6. TRADEMARK AND LICENSED TECHNOLOGY INFRINGEMENT. Each party shall promptly notify the other party in writing, and submit specimens of any instances, of actual or probable infringement known to that party of the COMMERCIAL MARKS and LICENSED TECHNOLOGY. Each party shall likewise notify the other of any information or notice that the COMMERCIAL MARKS or any LICENSED TECHNOLOGY infringes trademark or other intellectual property rights of others. Each party shall notify the other of any lawsuit or administrative action filed against a party by a THIRD PARTY alleging that the use of COMMERCIAL MARKS or any LICENSED TECHNOLOGY infringes trademark or other

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intellectual property rights of THIRD PARTIES. SCJ shall have the right to control, and bear the cost incurred in connection with the prosecution and defense of any infringement actions relating to the COMMERCIAL MARKS or LICENSED TECHNOLOGY. Nonetheless, JDI shall have the right to participate in (at its own cost) and consult with SCJ in connection with such actions. SCJ shall give good faith consideration to any proposals or recommendations made by JDI regarding strategy or procedure in connection with prosecution or defense of any such infringement action. Any damage award against JDI or SCJ based on JDI’s infringement of a THIRD PARTY’s intellectual property rights that is not based on JDI’s use of the LICENSED BRANDS, or the LICENSED TECHNOLOGY shall be the sole responsibility of JDI and any damage award against JDI or SCJ based on JDI’s infringement of a THIRD PARTY’s intellectual property rights that is based on JDI’s use of the LICENSED BRANDS or the LICENSED TECHNOLOGY shall be the sole responsibility of SCJ; provided, however, SCJ shall have no responsibility for, and JDI shall be responsible for, any damage award against JDI or SCJ based on JDI’s infringement of a THIRD PARTY’s intellectual property rights that is based on JDI’s use of the LICENSED BRANDS or the LICENSED TECHNOLOGY if such damage award arises from the sale of a STRAIGHT PRODUCT, NON-FOLLOW PRODUCT or FOLLOW PRODUCT in a country where SCJ does not market the duplicate STRAIGHT PRODUCT or if such infringement action arises from a modification to the STRAIGHT PRODUCT or FOLLOW PRODUCT by JDI without the prior written authorization from SCJ. If SCJ decides, at its discretion, not to defend or continue to defend an infringement action relating to the COMMERCIAL MARKS or the LICENSED TECHNOLOGY, including without limitation any decision not to continue to maintain its trademark or other intellectual property rights challenged by such suit, JDI shall have the right to do so (unless SCJ has a reasonable objection thereto) at its sole cost and expense, including the right to maintain the applicable trademark registrations or patents in the name of and on behalf of SCJ; provided, however, that nothing herein shall limit SCJ’s right to terminate any LICENSED BRAND pursuant to Section 13. If SCJ decides, at its discretion, not to prosecute or continue the prosecution of an infringement action against a THIRD PARTY, JDI shall have the right to do so (unless SCJ has a reasonable objection thereto) at its sole cost and expense; provided, however, that any recovery obtained by JDI, net of JDI’s reasonable attorneys fees and court costs, as a result of its prosecution of an action for infringement of the LICENSED BRANDS or LICENSED TECHNOLOGY (including damages awarded or payments made in connection with settlement) shall be treated as though they are NET SALES of STRAIGHT PRODUCTS in calculating the royalties payable to SCJ pursuant to Section 12 hereof.

7. SUBLICENSES.

(a) JDI shall have the right to grant sublicenses on an exclusive or non-exclusive basis, as applicable, of its rights under this AGREEMENT to its controlled subsidiaries (only for so long as such subsidiaries remain controlled by JDI) and to other companies in which JDI has an equity interest which are approved by SCJ in writing and as set forth on Schedule 7(b) (such approval being granted only for so long as the shareholdings of such other companies remain the same as of the date of the approval).

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(b) Schedule 7(b) lists all of JDI’s approved sublicensees (and the shareholdings of such sublicensees). JDI shall provide SCJ with a list of its current sublicensees (and the shareholdings of such sublicensees) on a regular basis and, in any event, at least once per calendar year during the term of this AGREEMENT.

(c) JDI shall authorize each sublicensee to sell only in its licensed territory and shall prohibit sublicensees from soliciting sales outside its licensed territory, subject to applicable law.

(d) JDI hereby guarantees the proper performance of the terms and conditions of each such sublicense by its sublicensees.

(e) JDI shall give SCJ prompt written notice of the execution of any sublicense agreement and, at the same time, give SCJ a copy of the complete, signed agreement. JDI shall record such sublicenses at its own expense in those countries where doing so is necessary or desirable to protect the sublicensed trademark rights; provided, that in the event JDI does not do so, SCJ retains the right to record the sublicenses at JDI’s expense.

(f) Promptly after the date hereof, JDI and SCJ shall use their reasonable best efforts to negotiate in good faith the terms of the form of sublicense agreement relating to COMMERCIAL MARKS and LICENSED TECHNOLOGY, which form when agreed, shall be attached hereto as Schedule 7(f). In the event such sublicense agreement has to be modified to conform to any local law, JDI may submit to SCJ for approval a form of sublicense (on a country-by-country basis) that as closely as possible conforms to Schedule 7(f) while incorporating provisions relating to intellectual property licensed by JDI to such AFFILIATES and being consistent with local law along with an explanation as to why such changes are required by local law. To the extent permitted by local law, each such sublicense shall be retroactively effective as of the date of their creation. Any proposed modifications to the Schedule 7(f) form of sublicense agreement that apply to the COMMERCIAL MARKS or the LICENSED TECHNOLOGY must be approved in advance by SCJ in writing. JDI may, however, enter into such amended sublicense after first submitting draft copies of such sublicense to SCJ; provided, however, that JDI shall not execute any such amended sublicense if within thirty (30) days of submission to SCJ it receives from SCJ a written good faith objection to such draft amended sublicense applicable to the COMMERCIAL MARKS or the LICENSED TECHNOLOGY. From and after the date hereof, for purposes of all rights of SCJ under or with respect to sublicense agreements that have not yet been amended in accordance with the terms hereof, the parties agree that SCJ’s rights will be those it would have after such sublicense agreements are so amended, and SCJ agrees to waive and not to assert any other claim it might have under or with respect to such an amended sublicense agreement.

(g) The parties acknowledge that SCJ is a direct third party beneficiary of JDI’s sublicenses with respect to only the COMMERCIAL MARKS and the LICENSED TECHNOLOGY. Subject to the last sentence of Section 7(f), SCJ shall have the right, independent of JDI, to require performance by any sublicensee of the terms and conditions of the sublicense agreement and to bring all causes of action that result from breach of those terms and conditions by the sublicensee applicable to the COMMERCIAL MARKS or the LICENSED TECHNOLOGY.

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8. MONITORING SUBLICENSEES. JDI shall, at its sole expense, monitor and control use of the COMMERCIAL MARKS and LICENSED TECHNOLOGY and the manufacturing, marketing, distribution and sale of STRAIGHT PRODUCTS and FOLLOW PRODUCTS by its sublicensees and shall provide SCJ with any reports reasonably requested relating to its sublicensees. Any use of the COMMERCIAL MARKS or LICENSED TECHNOLOGY by a sublicensee not satisfactory under the standards of this AGREEMENT, any failure of a sublicensee to maintain the quality of the STRAIGHT PRODUCTS and FOLLOW PRODUCTS in accordance with the terms and conditions of this AGREEMENT or any misuse or disclosure of confidential information in violation of the terms of this AGREEMENT by a sublicensee shall constitute a material breach of this AGREEMENT by JDI with respect to the sublicensed territory and shall be handled in accordance with the provisions of Section 13(d) or Section 13(f), as applicable.

9. MANNER OF ADVERTISING AND LABELING.

(a) SCJ has developed, and JDI has reviewed and agreed to, the graphics standards listed or referred to on Schedule 9(a) (the “STANDARDS”) concerning use of the COMMERCIAL MARKS on STRAIGHT PRODUCTS, FOLLOW PRODUCTS, NON-FOLLOW PRODUCTS, LICENSED PRODUCT MATERIALS and INCIDENTAL MATERIALS. The STANDARDS and this Section 9 shall not apply to UNILEVER PRODUCTS. The STANDARDS include, subject to Section 3(l), among other things, a prohibition on JDI’s use of descriptors that claim or connote superior efficacy (e.g., “superior,” “superior strength” or “commercial”), though the parties acknowledge and agree that, in accordance with Sections 2(g) and 2(p), either party may use the term “professional”, “professional line,” or “professional strength” as a product descriptor. JDI shall prepare all its LICENSED PRODUCT MATERIALS and products bearing a HOUSE MARK or LICENSED BRAND in compliance with the STANDARDS. JDI shall certify on such form as SCJ may from time to time prescribe that each item of its LICENSED PRODUCT MATERIALS and products bearing a HOUSE MARK or LICENSED BRAND complies with the STANDARDS subject to and consistent with the provisions of this Section 9(a). SCJ shall have the right to approve all LICENSED PRODUCT MATERIALS before they are produced. SCJ shall have the right to audit the compliance records along with the LICENSED PRODUCT MATERIALS and products bearing a HOUSE MARK or LICENSED BRAND and reserves the right to require that items that do not meet the requirements, or that are similar to SCJ’s house mark or labels (unless JDI can demonstrate to SCJ that such graphics, trade dress, designs or labels were used on products manufactured and distributed by JDI or any JDI AFFILIATE prior to their use by SCJ or any SCJ AFFILIATE), be changed so that they comply with the STANDARDS and with the terms of this AGREEMENT.

(b) JDI shall not make any claims or representations with respect to STRAIGHT PRODUCTS or FOLLOW PRODUCTS (other than claims and representations that are contained on such STRAIGHT PRODUCTS sold by SCJ or its AFFILIATES or, with

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respect to FOLLOW PRODUCTS, other than those claims or representations made by SCJ on their corresponding STRAIGHT PRODUCTS) without the prior approval of SCJ or as otherwise permitted in Section 9(a). JDI represents as of the date hereof that it is not currently making any such unauthorized claims on any STRAIGHT PRODUCTS or FOLLOW PRODUCTS, and further, JDI acknowledges that it shall be fully responsible for and shall indemnify SCJ against all damages, losses, demands, and actions arising out of any such unauthorized product claims. Except as provided in the prior sentence, JDI shall not make any comparisons in its advertising materials or otherwise between JDI BRAND products and STRAIGHT PRODUCTS or FOLLOW PRODUCTS.

(c) Neither JDI nor any sublicensee shall have the right to repackage or reformulate STRAIGHT PRODUCTS or FOLLOW PRODUCTS. Private labeling of a STRAIGHT PRODUCT, and bulk sales to a customer who then repackages such product in an SCJ-approved package are each expressly prohibited hereunder, and shall constitute a material breach of this AGREEMENT. No intermediate goods of LICENSED PRODUCTS (e.g., bulk window cleaner) sold by SCJ pursuant to the SUPPLY AGREEMENT may be used in any product that is not a STRAIGHT PRODUCT or FOLLOW PRODUCT. To the extent that JDI is sold intermediate goods of LICENSED PRODUCTS by SCJ pursuant to the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT, JDI shall package such products in accordance with the requirements of this AGREEMENT and shall not utilize any THIRD PARTY contract manufacturer in such packaging. Nothing in this Section 9(c) shall supersede or affect the gross margin allocation under the SUPPLY AGREEMENT or any applicable SIMILAR SUPPLY AGREEMENT.

(d) JDI acknowledges the distinctiveness of, and proprietary interest of SCJ in, the LICENSED PRODUCT MATERIALS.

(e) JDI agrees to bear the cost of all materials, labels, containers and other commodities used in the marketing, distribution and sale of STRAIGHT PRODUCTS and FOLLOW PRODUCTS, and shall furnish all buildings, equipment and personnel including sales force, facilities for handling and merchandising such products, and accounting and other office personnel for the proper conduct of the business. For the avoidance of doubt, nothing in this Section 9(e) shall supersede or affect the gross margin allocation under the SUPPLY AGREEMENT or any applicable SIMILAR SUPPLY AGREEMENT.

10. COVENANTS REGARDING JOINT BUSINESS PLAN, BUSINESS PERFORMANCE, OBJECTIVES AND RELATED MATTERS.

(a) Following the execution and delivery of this AGREEMENT, SCJ and JDI shall continue to discuss the appropriate scope of the LICENSED SCJ BRAND ACTIVITIES through a combined business planning process through which both parties shall provide the other with a general understanding of its business by territory and possible opportunities to the develop the business described in this AGREEMENT. Schedule 10(a) shall state the authorized territories, product categories, and licensed grant (exclusive or non-exclusive) for which JDI shall be licensed to use the LICENSED BRANDS and engage in LICENSED SCJ BRAND

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ACTIVITIES. In that regard, SCJ and JDI shall cooperate in good faith and use their reasonable best efforts to develop no later than nine (9) months after the date hereof a joint business plan which shall detail JDI’s three-year business plan for sale of the LICENSED PRODUCTS and any proposed reductions or expansions of the list of territories or change in licensed status (exclusive or non-exclusive) included in Schedule 10(a) (a “JOINT BUSINESS PLAN”). At the completion of the first JOINT BUSINESS PLAN development process, it is SCJ’s intention to consider and possibly license additional territories previously granted a non-exclusive license for an indeterminate period (as specified in Schedule 10(a)) as exclusively licensed and that such license grant would generally be intended to be for three (3) to five (5) years as specified by SCJ. Upon such additional exclusive license grant, Schedule 10(a) shall be amended accordingly. Also at the completion of the first JOINT BUSINESS PLAN process, it is SCJ’s further intention to consider and possibly withdraw all license grants for specified territories previously granted a non-exclusive license for an indeterminate period (as specified in Schedule 10(a)); provided, however, nothing in this Section 10(a) shall limit SCJ’s right to withdraw after the first anniversary of the date hereof all license rights for any territory that is non-exclusively licensed for an indeterminate period of time. Without limiting any other right SCJ may have to terminate such licenses hereunder, all non-exclusive license grants hereunder for an indeterminate period of time as specified in Schedule 10(a) shall automatically terminate on the termination or expiration of this AGREEMENT. To the extent that JDI proposes to expand the list of territories or change the licensed status for a territory or a product category in Schedule 10(a), it shall specify for each such territory or product category in the draft JOINT BUSINESS PLAN the minimum annual resources that it will utilize to develop the market and the minimum anticipated annual business growth rates measured in NET SALES for a three-year period. Neither party shall be under an obligation to agree to any draft JOINT BUSINESS PLAN or to agree to the inclusion of any territory or product category into Schedule 10(a). Each year, within sixty (60) days of the end of JDI’s fiscal year, SCJ and JDI shall cooperate in good faith and use their reasonable best efforts to produce an updated JOINT BUSINESS PLAN, which plan, among other things, will show the status of the last two years’ business performance against any previously agreed JOINT BUSINESS PLAN. To the extent that the parties mutually agree on a JOINT BUSINESS PLAN providing for the addition or deletion of territories or product categories to Schedule 10(a), Schedule 10(a) shall be amended accordingly. If any territory or product category is not identified on (or is deleted from) Schedule 10(a), JDI shall not be licensed any rights in respect of any STRAIGHT PRODUCTS or FOLLOW PRODUCTS in such territory or product category. JDI shall use reasonable efforts to implement the currently approved JOINT BUSINESS PLAN; provided, that SCJ’s sole remedy with respect to JDI’s breach of this obligation shall be that set forth in Section 10(b), and no such breach of this obligation shall be considered a “breach” or “default” for purposes of Section 13.

(b) In addition to any minimum JOINT BUSINESS PLAN sales requirement that may be specified with respect to newly licensed territories in a mutually agreed JOINT BUSINESS PLAN, JDI shall (subject to the provisions of this Section 10(b) and Section 10(c)) be subject to a minimum annual NET SALES growth rate requirement (the “MINIMUM REGIONAL SALES REQUIREMENT”) for the NET SALES of LICENSED PRODUCTS in the INDUSTRIAL CHANNELS OF TRADE in each REGION (“REGIONAL LICENSED

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PRODUCTS SALES”) equal to 75% of the average annual growth rate of JDI’s overall NET SALES in its institutional and laundry businesses for all products sold by JDI in the INDUSTRIAL CHANNELS OF TRADE in such REGION (such sales, the “REGIONAL I&L SALES”); provided, that if such annual growth rate for such REGION is zero or less than zero, then JDI shall not be subject to the MINIMUM REGIONAL SALES REQUIREMENT in such REGION for such year. Calculations of REGIONAL LICENSED PRODUCTS SALES and REGIONAL I&L SALES shall take into account only NET SALES in territories for which JDI had for the entirety of such JDI fiscal year and the immediately preceding JDI fiscal year an exclusive license to sell LICENSED PRODUCTS in the INDUSTRIAL CHANNELS OF TRADE. If the MINIMUM REGIONAL SALES REQUIREMENT is not met for any particular year, JDI shall present an updated business plan for such REGION(S) as part of the annual BUSINESS PLAN process that identifies the additional resources and other plans that JDI will implement in order to achieve the anticipated MINIMUM REGIONAL SALES REQUIREMENT in such REGION(S). If JDI fails to achieve the MINIMUM REGIONAL SALES REQUIREMENT for three consecutive years, then SCJ shall have the option by notice to JDI to delete all territories with an exclusive license hereunder in such REGION from Schedule 10(a), which notice shall be effective no earlier than ninety (90) days after the date of its receipt by JDI. Within sixty (60) days of the end of each JDI fiscal year, JDI shall provide SCJ with a country by country breakdown for the applicable territories in each REGION of all NET SALES (including the NET SALES calculations) in the INDUSTRIAL CHANNELS OF TRADE.

(c) For purposes of calculating the MINIMUM REGIONAL SALES REQUIREMENT pursuant to Section 10(b), growth in REGIONAL LICENSED PRODUCTS SALES and REGIONAL I&L SALES will be calculated by comparing NET SALES of the relevant products in the INDUSTRIAL CHANNELS OF TRADE in the relevant territories in the immediately prior JDI fiscal year (“PRIOR YEAR SALES”) to NET SALES of the relevant products in the INDUSTRIAL CHANNELS OF TRADE in the JDI fiscal year with respect to which the calculation is being made (“CURRENT YEAR SALES”). PRIOR YEAR SALES and CURRENT YEAR SALES will be calculated without taking into account for all or any portion of such year any LICENSED PRODUCT(S) that have not been made available to JDI and its SUBLICENSEES in the INDUSTRIAL CHANNELS OF TRADE continuously throughout such JDI fiscal year and the immediately preceding JDI fiscal year because SCJ sold such LICENSED PRODUCT to a THIRD PARTY.

(d) The parties agree that before SCJ shall be required to create a unique stock-keeping unit (“SKU”) with respect to any particular FOLLOW PRODUCT requested by JDI, JDI shall commit to order from SCJ a minimum annual volume for such FOLLOW PRODUCT as may be specified by SCJ from time to time (the “MINIMUM ANNUAL FOLLOW VOLUME”). The parties further agree that, after JDI has sold and/or distributed the maximum annual volume for any STRAIGHT PRODUCT (“MAXIMUM ANNUAL STRAIGHT VOLUME”), JDI will no longer be licensed and authorized to market, promote, sell or distribute such STRAIGHT PRODUCT absent a subsequent agreement with SCJ and must thereafter convert its marketing, promotion, sales and distributions to the corresponding FOLLOW PRODUCT to the extent otherwise licensed and authorized pursuant to this

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AGREEMENT; provided, that with respect to those STRAIGHT PRODUCTS for which JDI has sold and/or distributed the MAXIMUM ANNUAL STRAIGHT VOLUME, JDI shall have the continuing right to sell the STRAIGHT PRODUCT until the parties’ transition to an applicable FOLLOW PRODUCT, and JDI shall not be subject to a MINIMUM ANNUAL FOLLOW VOLUME for the corresponding FOLLOW PRODUCT; provided, further, that if JDI’s annual sales volumes of such FOLLOW PRODUCT are less than 50% of the MINIMUM ANNUAL FOLLOW VOLUME, SCJ shall have the right to require that such FOLLOW PRODUCT convert back to a STRAIGHT PRODUCT, it being understood that JDI shall not be subject to the MAXIMUM ANNUAL STRAIGHT VOLUME for the remainder of any 12 month annualized period following such a conversion back from a FOLLOW PRODUCT to a STRAIGHT PRODUCT in which the MAXIMUM STRAIGHT VOLUME had been exceeded.

(e) The parties agree that, whether in connection with the development and updating of the JOINT BUSINESS PLAN or otherwise, if (i) as provided in Section 2(o), SCJ offers a new product to be marketed, sold and/or distributed by JDI in accordance with this AGREEMENT within the COMPETITIVE CATEGORIES and such product is included on Schedules 3(b)(i), 3(b)(ii) or 1(r) in accordance with Section 2(o) and (ii) JDI already markets, sells and/or distributes another THIRD PARTY product (other than a UNILEVER PRODUCT) which competes with the product offered by SCJ, JDI shall phase out all marketing, sales and/or distribution of such THIRD PARTY competing product as follows: (x) after two (2) years, if the annualized NET SALES to JDI derived from such new SCJ product at such time are greater than 100% of the amount of annualized NET SALES to JDI derived from such THIRD PARTY competing product at such time; and (y) after three years, if the annualized NET SALES to JDI derived from such SCJ-offered product at such time are greater than or equal to 80% of the amount of annualized NET SALES to JDI derived from such THIRD PARTY competing product at such time. If, after three years of marketing, selling and distributing such new SCJ product, the annualized NET SALES to JDI derived from such product at such time is less than 80% of the amount of annualized NET SALES to JDI derived from such THIRD PARTY competing product at such time, either party may remove such new SCJ product from this AGREEMENT and JDI may continue to market, sell and/or distribute such THIRD PARTY competing product.

(f) Promptly after the date hereof, SCJ and JDI shall, or shall cause their relevant subsidiaries to, use their reasonable best efforts in good faith to negotiate supply agreements containing substantially the same terms and conditions (and identical terms as to economic matters, unless JDI otherwise agrees) as the SUPPLY AGREEMENT with respect to territories not covered by the SUPPLY AGREEMENT (a “SIMILAR SUPPLY AGREEMENT”). Until a SIMILAR SUPPLY AGREEMENT is in place with respect to a particular territory, the supply arrangements in place prior to the date of this AGREEMENT, including the economic terms thereof, shall continue in effect with respect to such territory.

(g) Notwithstanding anything to the contrary herein, JDI agrees that it shall at all times strictly adhere to the guidelines set forth on Schedule 10(g) with regard to any references JDI makes publicly, in whatever form or medium, to SCJ or its AFFILIATES or to the Johnson Financial Group or Johnson Outdoors; provided, however, that no breach or default

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of obligations under this Section 10(g) or the requirements set forth on Schedule 10(g) shall constitute grounds for termination of this AGREEMENT or any sublicense agreement, in whole or in part.

11. REPORTS, INSPECTION AND RECORDS.

(a) JDI and its sublicensees shall keep and maintain, and SCJ shall have the right to examine at any time during regular business hours through its employees or agents, all financial reports, records and books of account of JDI and its sublicensees relating to this AGREEMENT, as well as all other reports and records that relate to this AGREEMENT including statistics, formulae, advertising materials and similar matters. JDI agrees that it will make such changes and improvements in its reports and records, as well as in advertising, labeling and sale of STRAIGHT PRODUCTS and FOLLOW PRODUCTS, as may be reasonably requested from time to time by SCJ.

(b) SCJ also has the right to appoint an independent certified auditor to examine the books of account and other financial records relating to STRAIGHT PRODUCTS, NON-FOLLOW and FOLLOW PRODUCTS at any time SCJ so wishes.

(c) At SCJ’s request, JDI shall furnish SCJ with an annual written report within sixty (60) days after the end of JDI’s fiscal year. Such annual report shall contain the financial results of the sale of STRAIGHT PRODUCTS, FOLLOW PRODUCTS and NON-FOLLOW PRODUCTS as SCJ may reasonably request which shall be generally sufficient to allow the parties to calculate any payments that may be owed to JDI by SCJ or to SCJ by JDI pursuant to the SUPPLY AGREEMENT. In addition, JDI will promptly provide SCJ with a copy of any financial report of JDI that has been filed with the U.S. SEC.

12. CONSIDERATION.

(a) In consideration of the COMMERCIAL MARKS and the LICENSED TECHNOLOGY licensed to JDI under Section 2 hereof, and the other covenants of SCJ under this AGREEMENT, JDI, in addition to complying with all of the other terms and conditions of this AGREEMENT, shall pay to SCJ a royalty of six percent (6%) of the NET SALES of STRAIGHT PRODUCTS, FOLLOW PRODUCTS and NON-FOLLOW PRODUCTS (so long as the license of such NON-FOLLOW PRODUCT has not been transitioned to another license agreement pursuant to Section 3(n)) by JDI and its sublicensees; provided, however, that the royalty rate for this AGREEMENT shall be subject to increase on three (3) months’ prior notice in the event of an increase in the standard rate charged by SCJ to its licensed subsidiaries; provided, further, that any such increase shall be conditioned on SCJ providing JDI with an opinion letter from its outside tax counsel stating that it is necessary or advisable for SCJ to charge the standard royalty rate to JDI and its sublicensees of the LICENSED BRANDS and any such increase shall be reflected in an equitable adjustment to the gross margin split in the SUPPLY AGREEMENT and any applicable SIMILAR SUPPLY AGREEMENT. Further, in the event JDI charges a higher royalty rate to its sublicensees, the royalty rate payable by JDI to SCJ under this AGREEMENT shall be increased to match such higher rate.

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The full royalty shall apply notwithstanding that JDI may own some of the industrial property rights related to the STRAIGHT PRODUCTS, FOLLOW PRODUCTS and/or NON-FOLLOW PRODUCTS (the parties acknowledge that this provision will generally only apply to NON-FOLLOW PRODUCTS). Notwithstanding the foregoing, the royalty payable by JDI to SCJ on sales of STRAIGHT PRODUCTS or FOLLOW PRODUCTS by JDI’s sublicensees shall not exceed the amount of royalty JDI actually collects from its sublicensees on the sale on such STRAIGHT PRODUCTS, FOLLOW PRODUCTS or NON-FOLLOW PRODUCTS, less any foreign income and withholding taxes imposed on the JDI sublicensees’ payments of royalties to JDI for sale of the STRAIGHT PRODUCTS or FOLLOW PRODUCTS; provided, however, that JDI shall make diligent efforts to collect a royalty equal to the royalty payable by JDI to SCJ under this AGREEMENT on NET SALES of STRAIGHT PRODUCTS, FOLLOW PRODUCTS or NON-FOLLOW PRODUCTS by its sublicensees.

(b) Payments hereunder shall be made to SCJ on a quarterly basis, within thirty (30) days following the last day of each said fiscal quarter, or at such other later times as SCJ may designate.

(c) The parties recognize that SCJ, by reason of its ownership or control of the industrial property rights that collectively comprise the LICENSED PRODUCTS, will benefit from the brand recognition and customer goodwill resulting from the promotion and sale of LICENSED PRODUCTS by JDI in accordance with the terms of this AGREEMENT. The parties agree that any accretion of product-related intangible value attributed to JDI’s activities inheres in the LICENSED PRODUCTS and belongs at all times to SCJ as owner of the LICENSED PRODUCTS. Accordingly, the parties agree that no consideration shall be payable to JDI upon termination by SCJ of this AGREEMENT in whole or in part, in accordance with the terms of this AGREEMENT, JDI expressly waives (and will cause its sublicensees to waive) any right to any consideration upon termination of this AGREEMENT, and, if any consideration is required to be paid in any country upon termination of this AGREEMENT, JDI agrees to immediately pay the amount to SCJ.

13. DURATION AND TERMINATION.

(a) This AGREEMENT shall commence on the effective date set forth in the first paragraph of this AGREEMENT and continue in force until May 2, 2017, except as otherwise provided herein. Thereafter, the term of this AGREEMENT may be renewed by JDI for additional terms of one (1) year each, subject to SCJ’s prior written consent, which may be granted or withheld in SCJ’s sole discretion; provided, that if prior to or on September 2, 2016 either party shall request, in writing, to the other party that it agree to an extension of this AGREEMENT, the other party shall make reasonably available one of its senior executives to discuss the possibility of extending the term of this AGREEMENT. In the event that the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT between the parties is terminated, the non-defaulting party shall have the option within thirty (30) days’ written notice to the other party(s) to terminate this AGREEMENT with respect to the territory(s) where the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT was terminated. In such circumstance, a non-defaulting party shall have the right to seek interim relief pursuant to the provisions of Section 25.

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(b) If JDI (without giving effect to Section 8) or a JDI sublicensee is in material breach or default of or under any of the terms or conditions of this AGREEMENT or a sublicense agreement, as applicable, as a result of its actions or inaction and SCJ does not otherwise have a right under any other provision of this Section 13 (i) as a result of such breach or default by JDI, to terminate this AGREEMENT in whole or in part or convert this AGREEMENT in whole or in part into a JD ONLY LICENSE or (ii) as a result of such breach or default by such JDI sublicensee, to remove the sublicensed territory from Schedule 10(a) or convert such sublicense agreement into a JD ONLY LICENSE, then (x) if JDI (without giving effect to Section 8) is in material breach or default, SCJ may terminate this AGREEMENT and (y) if a JDI sublicensee is in material breach or default, SCJ may terminate this AGREEMENT with respect to only the applicable sublicensed territory, in each case by giving at least ninety (90) days’ written notice to JDI describing such breach or default unless JDI or the JDI sublicensee cures or remedies such breach or default within the notice period; provided, however, that any dispute between SCJ and JDI concerning any such alleged breach or default shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Such termination of this AGREEMENT in its entirety or termination of this AGREEMENT with respect to the applicable sublicensed territory shall not preclude SCJ from seeking any other remedies available to it as a result of such a breach or default not cured or remedied in accordance with this AGREEMENT.

(c) If JDI is in material breach or default of or under any of the terms or conditions of this AGREEMENT (excluding any breach or default by a JDI sublicensee) as a result of its actions or inaction (including but not limited to failure to comply with the provisions of Section 16) relating to the sale, marketing or distribution of LICENSED PRODUCTS, RESTRICTED PRODUCTS or COMPETITIVE PRODUCTS in the United States, SCJ may terminate this AGREEMENT by giving at least sixty (60) days’ written notice to JDI describing such breach or default unless JDI cures or remedies such breach or default within the notice period; provided, however, that any dispute between SCJ and JDI concerning any such alleged breach or default shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Such termination of this AGREEMENT shall not preclude SCJ from seeking any other remedies available to it as a result of such a breach or default not cured or remedied in accordance with this AGREEMENT.

(d) If JDI or a JDI sublicensee is in material breach or default of or under any of the terms or conditions of this AGREEMENT or its sublicense agreement, as a result of its actions or inaction relating to the sale, marketing or distribution of LICENSED PRODUCTS, RESTRICTED PRODUCTS or COMPETITIVE PRODUCTS in any territory outside of the United States, SCJ may remove such territory from Schedule 10(a) by giving at least ninety (90) days’ written notice to JDI describing such breach or default unless JDI or such sublicensee cures or remedies such breach or default within the notice period; provided, however, that any dispute between SCJ and JDI concerning any such alleged breach or default shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Such

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removal of a territory from Schedule 10(a) shall not preclude SCJ from seeking any other remedies available to it solely with respect to such territory as a result of such a breach or default not cured or remedied in accordance with this AGREEMENT. Notwithstanding anything to the contrary contained herein, any termination under this Section 13(d) shall be limited to the territory to which such breach or default specifically relates, and there shall be no changes in this AGREEMENT with respect to other territories not specifically relating to such breach or default.

(e) If JDI is in material breach or default of or under any of the terms or conditions of this AGREEMENT as a result of its actions or inaction with respect to the HOUSE MARKS (including but not limited to failure to comply with the provisions of Section 16 with respect of product sold under a HOUSE MARK) relating to the sale, marketing or distribution of LICENSED PRODUCTS, RESTRICTED PRODUCTS or COMPETITIVE PRODUCTS in the United States, SCJ may give at least sixty (60) days’ written notice to JDI describing the breach or default and this AGREEMENT shall thereafter be a JD ONLY LICENSE unless JDI cures or remedies such breach or default in accordance with this AGREEMENT within the notice period; provided, however, that any dispute between SCJ and JDI concerning any such alleged breach or default shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Conversion of this AGREEMENT into a JD ONLY LICENSE as a result of JDI’s actions or inaction with respect to the HOUSE MARKS that is not cured and remedied in accordance with this AGREEMENT shall not preclude SCJ from seeking any other remedies available to it as a result of such uncured breach. Nothing in the Section 13(e) or Section 13(f) shall be deemed to extend the date of termination of the license for the HOUSE MARKS as specified in Section 2(a).

(f) If JDI or a JDI sublicensee is in material breach or default of or under any of the terms or conditions of its sublicense agreement or this AGREEMENT as a result of its actions or inaction with respect to the HOUSE MARKS relating to the sale, marketing or distribution of LICENSED PRODUCTS, RESTRICTED PRODUCTS or COMPETITIVE PRODUCTS outside of the United States, SCJ may give at least ninety (90) days’ written notice to JDI describing the breach or default and this AGREEMENT and the applicable sublicense agreement shall thereafter be a JD ONLY LICENSE solely in such territory unless JDI or such JDI sublicensee cures or remedies such breach or default in accordance with this AGREEMENT within the notice period; provided, however, that any dispute between SCJ and JDI concerning any such alleged breach or default shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Conversion of this AGREEMENT or the applicable sublicense agreement into a JD ONLY LICENSE with respect to the entire agreement or the relevant territory as a result of JDI’s or such sublicensee’s actions or inaction with respect to the HOUSE MARKS that is not cured and remedied in accordance with this AGREEMENT shall not preclude SCJ from seeking any other remedies available to it as a result of such uncured breach.

(g) In the event JDI or any of its AFFILIATES market, promote, sell or distribute, directly or indirectly, including without limitation through a joint venture, co-marketing arrangement or other strategic alliance or otherwise, outside the INDUSTRIAL

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CHANNELS OF TRADE (except to the extent permitted under Section 5 in the CROSS-OVER CHANNELS OF TRADE) in any territory, any product that is a COMPETITIVE PRODUCT with respect to a LICENSED PRODUCT that SCJ is exclusively licensing to JDI in the INDUSTRIAL CHANNELS OF TRADE in such territory (including but not limited to CONSUMER PRODUCTS that do not bear any of the COMMERCIAL MARKS), SCJ will have the right to terminate JDI’s license in such territory (or in its entirety if such sale, marketing, promotion, or distribution took place in the United States) with respect to the LICENSED BRANDS and LICENSED PRODUCTS by giving at least ninety (90) days’ written notice to JDI; provided, however, that such license shall not terminate if JDI cures such breach within such ninety (90) day notice period in accordance with this AGREEMENT. Any dispute between SCJ and JDI concerning any such alleged competition shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 25. Such termination of this AGREEMENT in whole or in part shall not preclude SCJ from seeking any other remedies available to it as a result of such a breach or default not cured or remedied in accordance with this AGREEMENT.

(h) SCJ shall have the right but not the obligation to terminate this AGREEMENT upon ninety (90) days’ written notice to JDI unless JDI cures or remedies the actions or circumstances resulting in such right of termination in accordance with this AGREEMENT within the notice period: (i) except with respect to UNILEVER PRODUCTS, in the event JohnsonDiversey Holdings, Inc., JDI or any of its sublicensees enters into a joint venture, co-marketing arrangement, or other strategic alliance with an SCJ COMPETITOR that is to take effect prior to May 2, 2017, where the annualized NET SALES derived by all parties from such arrangement (A) which result from the sale, marketing or distribution of COMPETITIVE PRODUCTS in territories in which JDI has an exclusive license in the COMPETITIVE CATEGORY corresponding to such COMPETITIVE PRODUCTS under Section 2(a)(i) and Schedule 10(a) in the INDUSTRIAL CHANNELS OF TRADE exceeds $25,000,000 or (B) which result from the sale, marketing or distribution of any products in any territories exceeds $75,000,000 (in either case, a “MATERIAL STRATEGIC ALLIANCE”); (ii) in the event of a transfer of any voting shares or other issued and outstanding equity interests of JDI, JohnsonDiversey Holdings, Inc. or any sublicensee of JDI to an SCJ COMPETITOR or a MATERIAL STRATEGIC ALLIANCE, except if such shares or interests are purchased in the public equities market and are less than 7.5% of the total shares or interest outstanding and such SCJ COMPETITOR acquires no rights to control any management decisions, or (iii) if this AGREEMENT is directly or indirectly, including by operation of law, assigned, assumed or in any way transferred to an SCJ COMPETITOR, whether as a result of a divestiture, restructuring, bankruptcy proceeding or otherwise, or (iv) in the event that any SCJ COMPETITOR obtains the right to control any significant management decisions of JDI or any MATERIAL STRATEGIC ALLIANCE, whether through acquisition of a sufficient number of voting shares or other equity securities, by contract or otherwise (collectively “COMPETITOR ARRANGEMENT”). In addition, if at any time SCJ has the right to terminate this AGREEMENT under this Section 13(h) due to a COMPETITOR ARRANGEMENT, SCJ may upon ninety (90) days’ written notice extend the term of this AGREEMENT for an additional period not to exceed twelve months following the delivery of such notice (but no later than May 2, 2018); provided, that during such extension, neither JDI or its AFFILIATES shall be subject to any limitation under this AGREEMENT (including Sections 2, 3 and 5) or any sublicense agreement on the sale of products bearing a JDI or THIRD PARTY brand.

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(i) If JDI makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct JDI’s business or affairs, or if it is adjudged in any legal action to be either a voluntary or involuntary bankrupt, this AGREEMENT shall become a JD ONLY LICENSE.

(j) SCJ shall have the right to terminate any LICENSED BRAND, STRAIGHT PRODUCT and/or FOLLOW PRODUCT (and any related LICENSED TECHNOLOGY) from the license granted herein in the event SCJ discontinues the sale of the product(s) bearing the LICENSED BRAND, or sells the brand of a STRAIGHT PRODUCT (or sells the brand of a CONSUMER PRODUCT that bears the LICENSED BRAND of a FOLLOW PRODUCT). The termination with respect to any such LICENSED BRAND, STRAIGHT PRODUCT and/or or FOLLOW PRODUCT shall be on twelve (12) months’ prior written notice to JDI upon product discontinuance by SCJ and upon sixty (60) days’ prior written notice to JDI upon sale of the brand by SCJ and, at the end of which JDI shall stop all marketing and sale of the STRAIGHT PRODUCT, FOLLOW PRODUCT and/or products using the terminated LICENSED BRAND. During the twelve (12) month or sixty (60) day notice period, as applicable, JDI shall conduct its business in the ordinary manner with respect to the STRAIGHT PRODUCTS, FOLLOW PRODUCTS, and LICENSED BRANDS. If as a result of discontinuation and/or sale of a brand by SCJ under this Section 13(j) or deletions of products from the exclusive license rights in Schedule 10(a), the resulting remaining LICENSED PRODUCTS constitute less than 75% of the aggregate NET SALES for the twelve (12) month period preceding such event in respect to that REGION, JDI shall have the right, in its sole discretion, to terminate this AGREEMENT with respect to that REGION within ninety (90) days of such event.

(k) SCJ shall have the right to eliminate a HOUSE MARK from the license granted to JDI herein if JDI fails to use the HOUSE MARK for a period of twelve (12) months or more and, in such event, all rights to the HOUSE MARK (subject to Sections 2(p) and 13(q)) shall revert to SCJ.

(l) Prior to the spin-off of a subsidiary occurring prior to the date of termination of the license for the HOUSE MARKS as specified in Section 2(b) or, with respect to any REGION, the REGIONAL HOUSE MARK TERMINATION DATE, JDI shall change the name of such subsidiary to a name that does not include “JOHNSON.” In the event JDI fails to do so, this AGREEMENT shall thereafter automatically convert to a JD ONLY LICENSE.

(m) Except as otherwise set forth in Section 13 hereof, upon termination of this AGREEMENT:

(i) Except as otherwise permitted pursuant to Section 24 hereof, JDI shall cease all use of, and shall not thereafter adopt, use, register, apply for or otherwise claim or have rights in, any LICENSED BRANDS, HOUSE MARKS, LICENSED

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PRODUCT MATERIALS, or LICENSED TECHNOLOGY including use in advertising or promotion or on letterhead, business cards, invoices, etc., and, except as provided in Section 13(q), all rights granted to JDI pursuant to this AGREEMENT shall revert to SCJ;

(ii) All money credits of either party which are due the other shall promptly be paid and accounted for;

(iii) All sublicenses granted by JDI hereunder shall terminate and JDI shall notify its sublicensees of such termination immediately following receipt of notice of termination of this AGREEMENT from SCJ;

(iv) JDI shall promptly deliver to SCJ all information, formula cards, processing instructions, correspondence and other data relating to the manufacture, processing or packaging of the LICENSED PRODUCTS and shall not thereafter use or disclose any information or data furnished under this AGREEMENT with respect to such LICENSED PRODUCTS and shall cease all use of the LICENSED TECHNOLOGY and any license therefore shall terminate;

(v) SCJ shall have the right to stop shipments of LICENSED PRODUCTS to JDI and its subsidiaries;

(vi) JDI shall, and shall cause its subsidiaries to, promptly adopt trademarks for its products that are not similar to the LICENSED BRANDS and shall, and cause its subsidiaries to, adopt new house marks and trade names which do not use the name “JOHNSON” and are not similar to the HOUSE MARKS (provided that the use of “DIVERSEY”, “JD”, “JDI”, or “JD Global” alone shall not be deemed similar to any HOUSE MARK or the JD TRADE NAME);

(vii) JDI shall, and shall cause its subsidiaries to, take all steps necessary to change its corporate name to a name that does not include “JOHNSON”, including a vote of the shareholders, making necessary filings, publications and notices and ceasing to identify itself with references to “JOHNSON”. JDI shall cause its subsidiaries to amend their corporate charters and/or vote for the name change. JDI shall cause its subsidiaries and all subsequent subsidiaries to take the necessary post-termination actions to accomplish the change(s) of name within a reasonable phase out period of six (6) months; and

(viii) JDI shall, and shall cause its subsidiaries to, cooperate in commercially reasonable efforts to avoid consumer confusion as to source, sponsorship or association.

(n) Upon termination only of JDI’s license under the LICENSED BRANDS:

(i) Except as otherwise permitted pursuant to Section 24 hereof, JDI shall cease all use of, and shall not thereafter adopt, use, register or otherwise claim or

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have rights in, any LICENSED BRANDS and LICENSED PRODUCT MATERIALS, including use in advertising or promotion or on letterhead, business cards, invoices, etc., and all rights granted to JDI with respect thereto pursuant to this AGREEMENT shall revert to SCJ;

(ii) All money credits of either party which are due the other shall promptly be paid and accounted for;

(iii) All sublicenses of the LICENSED BRANDS granted by JDI hereunder shall terminate and JDI shall notify its sublicensees of such termination immediately following receipt of notice of termination of its license of the LICENSED BRANDS from SCJ;

(iv) JDI shall promptly deliver to SCJ all information, formula cards, processing instructions, correspondence and other data relating to the manufacture, processing or packaging of the LICENSED PRODUCTS, and shall not thereafter use or disclose any information or data furnished under this AGREEMENT with respect to such LICENSED PRODUCTS and shall cease all use of the LICENSED TECHNOLOGY and any license therefore shall terminate;

(v) SCJ shall have the right to stop shipments of LICENSED PRODUCTS to JDI and its subsidiaries;

(vi) JDI shall, and shall cause its subsidiaries to, promptly adopt trademarks for its products that are not similar to the LICENSED BRANDS;

(vii) JDI shall, and shall cause its subsidiaries to, cooperate in commercially reasonable efforts to avoid consumer confusion as to source, sponsorship or association.

(o) Upon termination of JDI’s and its sublicensee’s license under the LICENSED BRANDS only in a sublicensed territory, termination of this AGREEMENT with respect to a sublicensed territory or other partial termination with respect to a particular territory, this AGREEMENT shall automatically become a JD ONLY LICENSE in such territory and (i) there shall be no changes in this AGREEMENT with respect to other territories, and (ii) the provisions of Sections 13(m) and 13(n) shall not apply to such other territories.

(p) JDI acknowledges and agrees that, except as permitted pursuant to Section 13 hereof, any continued use of the COMMERCIAL MARKS or LICENSED TECHNOLOGY following termination of this AGREEMENT, or continued use of the LICENSED BRANDS, LICENSED TECHNOLOGY or any HOUSE MARKS following termination of JDI’s license thereunder, shall constitute infringement thereof and SCJ shall have the right to obtain temporary, preliminary and permanent injunctive relief against JDI’s and/or its sublicensees’ continued use thereof, in addition to all other remedies available to SCJ, and the non-prevailing party shall be responsible for reimbursement to the prevailing party of all attorneys’ fees spent in enforcing its rights hereunder; provided, however, to the extent SCJ

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grants to JDI a license to the same LICENSED TECHNOLOGY under the Technology Disclosure and License Agreement between SCJ and JDI, dated as of the date hereof, JDI shall be allowed to continue to use such LICENSED TECHNOLOGY in accordance with the terms of the Technology Disclosure and License Agreement without such use constituting infringement.

(q) The parties acknowledge that JDI acquired ownership of the “DIVERSEY” trademark and the “DIVERSEY” trade name in connection with its acquisition of the DiverseyLever business. SCJ agrees that (i) it shall not, and it shall cause its AFFILIATES not to, at any time do, cause to be done or assist others in doing, any act or thing contesting or in any way intending to impair JDI’s exclusive ownership of the “DIVERSEY” trademark or the “DIVERSEY” trade name; (ii) it shall not, and it shall cause its AFFILIATES not to, directly or indirectly, challenge any uses, registrations and/or applications by JDI or its AFFILIATES for any mark (A) consisting of the word “DIVERSEY”, or (B) containing the word “DIVERSEY” so long as it does not include “JOHNSON”, in each case, in any jurisdiction; (iii) it shall not and it shall cause its AFFILIATES not to, in any court or other governmental body, claim or assert any interest in any mark consisting of the word “DIVERSEY” or containing the word “DIVERSEY” so long as it does not include “JOHNSON”; and (iv) it shall, and shall cause its AFFILIATES to, at the sole expense to JDI, take such further actions and execute such documents as JDI may request from time to time for the purpose of assisting JDI and its AFFILIATES in filing trademark applications or obtaining trademark registrations in any jurisdiction in respect of marks consisting of the word “DIVERSEY” or containing the word “DIVERSEY”, such acts to include, without limitation, SCJ filing and obtaining cancellations of any such SCJ registrations for the trademark “JOHNSONDIVERSEY”. Notwithstanding anything contained herein, including Sections 3(d), 4(a) and 24, except to the extent required to register the HOUSE MARKS and license the HOUSE MARKS to JDI pursuant to this AGREEMENT, (x) SCJ shall have no rights in and shall not at any time, including after termination of all or any portion of this AGREEMENT, own, use or license to any THIRD PARTY (including any SCJ AFFILIATE) the “DIVERSEY” trademark or the “DIVERSEY” trade name, and (y) SCJ shall not use or license to any third party (including any SCJ AFFILIATE), at any time including after termination of all or any portion of this AGREEMENT, any HOUSE MARK including or referencing “DIVERSEY”.

(r) Notwithstanding anything to the contrary in this AGREEMENT, no right of termination of this AGREEMENT or a JD sublicense agreement will occur (or be deemed to occur) for purposes of Sections 13(c), 13(d), 13(e), 13(f), 13(g) and 13(h)(i) if (i) JDI or its sublicensee, as the case may be, ceases the actions and omissions constituting the underlying breach or default of the applicable Section within any applicable cure or remedy period, to the extent such actions or inaction are then ongoing, (ii) JDI or its sublicensee, as the case may be, uses commercially reasonable efforts to prevent the recurrence of such actions and omissions by it or its sublicensee, as applicable, during the term of this AGREEMENT, and (iii) JDI or its sublicensee, as the case may be, pays SCJ the assessment referenced in Section 5(f), if applicable, and pays SCJ an amount equal to any net profits earned by JDI or its sublicensee (taking into account all costs incurred by JDI and its sublicensee) resulting from any sale of products involved in such breach or default.

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14. RELATIONSHIP OF THE PARTIES. Notwithstanding any other provision of this AGREEMENT, JDI shall not bind or obligate SCJ in transactions with others, nor shall anything herein be construed as authorizing JDI or its subsidiaries to conduct its business in the name of or for the account of SCJ. In addition, neither this AGREEMENT nor the performance of its terms shall create or be deemed to create the relationship of principal-and-agent or partners or co-adventurers between JDI and SCJ.

15. DISCLAIMER; INDEMNIFICATION; INSURANCE.

(a) EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, SCJ HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, REGARDING THIS AGREEMENT, THE COMMERCIAL MARKS, THE STRAIGHT PRODUCTS, THE FOLLOW PRODUCTS, THE LICENSED TECHNOLOGY AND THE LICENSES GRANTED HEREUNDER, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

(b) To SCJ’s reasonable knowledge, the LICENSED BRANDS and LICENSED TECHNOLOGY are valid and enforceable and no person has given SCJ or its AFFILIATES notice of a claim that any of the LICENSED BRANDS or LICENSED TECHNOLOGY is invalid or unenforceable. To SCJ’s knowledge, no person is infringing, misappropriating or violating the registered or material LICENSED BRANDS or LICENSED TECHNOLOGY. SCJ has not received any written notice of a claim that its own use or JDI’s use of any of the LICENSED BRANDS or LICENSED TECHNOLOGY infringes, misappropriates or violates any intellectual property rights of a THIRD PARTY. SCJ has good and valid title to, or a valid license to or other permission to grant to JDI all rights granted under this AGREEMENT respecting the LICENSED BRANDS and the LICENSED TECHNOLOGY as related to the license to LICENSED PRODUCTS granted by this AGREEMENT. To the extent that in the same country SCJ markets the same STRAIGHT PRODUCT or a directly related FOLLOW PRODUCT sold by JDI (or its sublicensees), for which a THIRD PARTY claim arises and such STRAIGHT PRODUCT or FOLLOW PRODUCT sold by JDI (or its sublicensees) was not modified by JDI or its sublicensees (except with the prior written authorization by SCJ), neither JDI nor any of its subsidiaries will be responsible or liable with respect to any THIRD PARTY claims or lawsuits for damages for infringement of any THIRD PARTY intellectual property rights in connection with the LICENSED BRANDS and LICENSED TECHNOLOGY (but not the HOUSE MARKS or successor house marks or JDI labeling) by any STRAIGHT PRODUCT or FOLLOW PRODUCT to the extent attributable in any way to the manufacturing, packaging, licensing or distribution of such STRAIGHT PRODUCT OR FOLLOW PRODUCT by JDI, its sublicensees or anyone acting on behalf of JDI or its sublicensees. SCJ shall defend, indemnify and hold harmless JDI, its subsidiaries, officers, directors, employees and agents from any loss, damage, claim, demand, payment, lawsuit, action, recovery, judgment, cost and expense of every nature and description brought or recovered against JDI (or its sublicensees) or expended by JDI (or its sublicensees), including without limitation, the payment of reasonable attorneys’ fees and other litigation expenses and recall expenses (“LOSSES”), to the extent attributable in any way to the manufacturing,

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packaging or, licensing or distribution of such STRAIGHT PRODUCT or FOLLOW PRODUCT by JDI, its sublicensees or anyone acting on behalf of JDI or its sublicensees; provided, however, that the foregoing shall not apply with respect to THIRD PARTY claims to the extent caused by (i) JDI’s (or its sublicensees) failure to transport or store such STRAIGHT PRODUCTS or FOLLOW PRODUCTS as instructed by SCJ (or its AFFILIATES), (ii) any modification to such STRAIGHT PRODUCT or FOLLOW PRODUCT by JDI or its sublicensees (except as authorized in writing by SCJ or its AFFILIATES in advance), (iii) any breach of this AGREEMENT, the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT by JDI or its sublicensees, (iv) the gross negligence or willful misconduct of JDI or its sublicensees, or (v) a product label to the extent not the same as the corresponding product label prepared by SCJ for the applicable STRAIGHT PRODUCT; provided, however, that JDI is responsible for any changes to any such product label required for JDI’s markets that are different than the consumer channel of trade. SCJ’s obligations pursuant to this Section 15 shall only apply to STRAIGHT PRODUCTS or FOLLOW PRODUCTS sold to JDI or its sublicensees by SCJ or its AFFILIATES pursuant to this AGREEMENT after the execution of this AGREEMENT, and any responsibilities or indemnity obligations of JDI pursuant to the PRIOR AGREEMENTS shall survive execution of this AGREEMENT and shall continue to apply for any products sold to JDI by SCJ prior to the execution of this AGREEMENT. Additionally, JDI shall be solely responsible, and shall indemnify and hold SCJ harmless, for any THIRD PARTY claims arising from its sale of any NON-FOLLOW PRODUCT.

(c) Each party agrees to defend, indemnify and hold harmless the other party, its AFFILIATES and the other party’s present and future officers, directors, employees and agents, from and against any and all losses, liabilities, claims, suits, damages, costs and expenses (including reasonable attorneys’ fees) incurred as a result of a THIRD PARTY claim and any and all expenses reasonably incurred in investigating, preparing for or defending against any pending or threatened litigation or claim related in any manner, resulting from, or arising out of (i) a breach of this AGREEMENT by such party or its agents or employees or (ii) such party’s negligence or willful misconduct.

(d) In furtherance of JDI’s obligations to obtain and maintain certain product registrations for LICENSED PRODUCTS under Section 17, SCJ shall with respect to any data SCJ provides to JDI in connection with a product registration (i) that was independently developed by SCJ or its AFFILIATES, indemnify JDI for any LOSSES JDI or its AFFILIATES may incur as a result of relying on such data to the extent such Loss is caused by SCJ’s gross negligence or willful misconduct and (ii) that SCJ or its AFFILIATES may have received from a THIRD PARTY, to the extent that SCJ or its AFFILIATES have a reasonably equivalent remedy against such THIRD PARTY for LOSSES incurred by SCJ as a result of the use of such data by JDI, pursue such remedy against such THIRD PARTY and indemnify JDI for any LOSSES JDI or its AFFILIATES may incur as a result of relying on such data to the extent that such a remedy is available to SCJ or its AFFILIATES from a THIRD PARTY.

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16. REGULATORY RECALL.

(a) JDI shall promptly notify SCJ, and SCJ shall promptly notify JDI, if JDI or SCJ, as the case may be, reasonably determines at any time that any STRAIGHT PRODUCT, FOLLOW PRODUCT and/or NON-FOLLOW PRODUCT: (i) is or may be misbranded or adulterated, whether pursuant to the Federal Food, Drug and Cosmetic Act, the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”) or otherwise, (ii) otherwise is not or may not be in compliance with applicable federal, state, local or foreign laws or regulations, including registration and labeling requirements of the United States Environmental Protection Agency, the United States Food and Drug Administration or the United States Department of Agriculture or any similar state, local or foreign authorities, or (iii) otherwise poses a health or safety risk or could give rise to claim that the product is defective (in any such case, a “DESIGNATED PRODUCT”). In addition, each of JDI and SCJ shall promptly notify the other party in the event of any pending or threatened governmental or regulatory inquiry, investigation or action with respect to any STRAIGHT PRODUCT, FOLLOW PRODUCT and/or NON-FOLLOW PRODUCT.

(b) JDI shall promptly notify SCJ of any claims, lawsuits, reports or allegations of adverse effects related to DESIGNATED PRODUCTS which could give rise to a reporting obligation under federal and/or state laws, including but not limited to Section 6(a)(2) of FIFRA, Sections 15(b) and 37 of the Consumer Product Safety Act and Sections 8(c) and 8(e) of the Toxic Substances Control Act. JDI shall also give SCJ prompt notice of all product liability claims involving any STRAIGHT PRODUCT, FOLLOW PRODUCT and/or NON-FOLLOW PRODUCT.

(c) JDI shall have, subject to prior approval by SCJ, the right to take any action it reasonably determines to be appropriate with respect to a DESIGNATED PRODUCT, including but not limited to recalling, retrieving or withdrawing the DESIGNATED PRODUCT, making a public announcement with respect to the DESIGNATED PRODUCT or notifying any governmental or regulatory authority in connection therewith; provided that, unless JDI has been advised by independent outside counsel reasonably acceptable to SCJ that such action is required by applicable law, SCJ shall have the right to approve in advance any proposed product recall, retrieval or withdrawal, public announcement or other response or action if SCJ believes in good faith that such action would have a material adverse effect on SCJ’s business. SCJ and JDI shall consult on a regular and frequent basis and otherwise cooperate in good faith with each other in connection with any situation involving a DESIGNATED PRODUCT.

(d) Notwithstanding the foregoing, if JDI elects not to recall, retrieve or withdraw the DESIGNATED PRODUCT or to notify any governmental or regulatory authority, and SCJ continues to have a reasonable and good faith belief that: (i) the misbranding, adulteration or other health or safety risk associated with the DESIGNATED PRODUCT is reasonably likely to give rise to material probability of death or serious health injury, (ii) the DESIGNATED PRODUCT contains a material defect or otherwise constitutes a defective product which is reasonably likely to give rise to material personal injury or property damage, (iii) the manufacturing, promoting, using, selling or distributing of the DESIGNATED

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PRODUCT constitutes a material violation of applicable laws or regulations, or (iv) the continuance of the sale or distribution of such DESIGNATED PRODUCT would have a material adverse effect on SCJ’s business, then SCJ may demand (a “REMEDIAL DEMAND”) by notice (promptly confirmed in writing) that JDI shall conduct a recall, retrieval or withdrawal of the DESIGNATED PRODUCT and/or may notify the appropriate governmental or regulatory authorities. In the event of such a REMEDIAL DEMAND, JDI shall promptly take appropriate steps to effect a recall, retrieval or withdrawal of such DESIGNATED PRODUCT in the manner contemplated by the REMEDIAL DEMAND. The costs and expense of any recall, retrieval or withdrawal of any DESIGNATED PRODUCT that is a STRAIGHT PRODUCT or a FOLLOW PRODUCT shall be paid by SCJ except to the extent caused by (i) a breach of this AGREEMENT, the SUPPLY AGREEMENT or a SIMILAR SUPPLY AGREEMENT by JDI or its sublicensees, (ii) a modification to such product by JDI or its sublicensees (except as authorized in writing by SCJ in advance), (iii) a failure by JDI to store or transport the products in accordance with SCJ’s instructions or applicable law, (iv) the gross negligence or willful misconduct of JDI or its sublicensees, and (v) a product label to the extent not the same as the corresponding product label prepared by SCJ for the applicable STRAIGHT PRODUCT; provided, however, that JDI is responsible for any changes to any such product label required for JDI’s markets that are different than the consumer channel of trade. Notwithstanding the foregoing, if SCJ is concurrently distributing DESIGNATED PRODUCTS (or products substantially similar thereto) for its own account, it may not issue a REMEDIAL DEMAND to JDI unless it is concurrently taking substantially similar remedial action with respect to its own products to the extent that similar considerations are applicable to such products.

(e) SCJ shall cooperate in good faith with JDI in connection with any recall, retrieval or withdrawal of a DESIGNATED PRODUCT. Except as provided in the preceding paragraph, each of JDI and SCJ shall pay its own costs and expenses incurred in connection with taking any actions with respect to DESIGNATED PRODUCT pursuant to this Section 16; provided, that payment of such costs and expenses by either such party shall not be deemed to prejudice or otherwise affect SCJ’s indemnification rights under Section 15 hereof.

17. PRODUCT REGISTRATIONS. SCJ is responsible for obtaining and maintaining any federal, state or local country product registrations required to sell STRAIGHT PRODUCTS covered by U.S., state and foreign government registrations as CONSUMER PRODUCTS (e.g., products registered with the U.S. Environmental Protection Agency and similar state and foreign agencies to the extent that SCJ sells such STRAIGHT PRODUCT in such territory). Except as provided in the prior sentence, JDI is responsible for obtaining and maintaining any federal, state or local country product registrations required for JDI to sell or permit its sublicensees to sell products, including, without limitation, STRAIGHT PRODUCTS and FOLLOW PRODUCTS covered by U.S., state and foreign government registrations (e.g., products registered with the US Environmental Protection Agency and similar state and foreign agencies). Upon JDI’s request, SCJ agrees that JDI and its sublicensees shall be given access to and may cite SCJ’s data in order to obtain their own product registrations for STRAIGHT PRODUCTS and FOLLOW PRODUCTS without the payment of any license or other fee to SCJ. Upon SCJ’s request, JDI agrees that SCJ shall be given access to and may cite JDI’s data in order to obtain its own product registrations without the payment of any license or other fee to JDI. Each of JDI and

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SCJ understand that certain product registrations and government regulations may limit the sale or distribution of certain products to a specific channel of trade or customer type. The parties shall meet in good faith to develop a protocol for resolving any issues relative to sales of a particular product or formula to a particular channel of trade. Any disputes in this regard which the parties are unable to resolve on their own shall be resolved in accordance with the applicable dispute resolution procedures set forth in Section 25 hereof.

18. RESERVATION OF RIGHTS. All rights not specifically and expressly granted by SCJ to JDI herein are reserved by SCJ.

19. CONSTRUCTION, ENFORCEMENT, ASSIGNABILITY.

(a) The parties hereto agree that this AGREEMENT is limited in scope to the technical assistance, know-how, patent and trademark rights, and other information and technology relating to the products licensed hereunder and, with respect thereto, that this AGREEMENT, the SUPPLY AGREEMENT and the SIMILAR SUPPLY AGREEMENTS contain the entire understanding between the parties, and all previous agreements between SCJ and JDI relating to the matters contained herein in the premises (including but not limited to the PRIOR AGREEMENTS) are hereby superseded and replaced by this AGREEMENT. It is understood and agreed between the parties that nothing in this AGREEMENT shall limit the rights granted to JDI under the SUPPLY AGREEMENT. This AGREEMENT shall not affect in any way the respective rights of the parties to enter into other contracts or business transactions between them with respect to property, goods, services or industrial property rights outside the scope of this AGREEMENT. The provisions of this AGREEMENT shall be construed and enforced in accordance with the laws of the State of Wisconsin without regard to Wisconsin’s conflict of laws provisions. The section titles used in this AGREEMENT are for reference purposes only and are not intended to add to, or limit or in any other way, change the meaning of the language of this AGREEMENT.

(b) Where a party(s) is to update or supplement a Schedule to this AGREEMENT, unless otherwise expressly provided, such actions shall be performed reasonably promptly and in a manner reasonably acceptable to both parties; provided, however, that no party shall have the right to unilaterally remove any LICENSED PRODUCT from Schedules 3(b)(i), 3(b)(ii) or 1(r) (except as provided in Section 2(n), and in the case of the sale or discontinuation of a product or brand by SCJ).

(c) SCJ has entered into this AGREEMENT on the terms and conditions set forth herein based on an expectation of personal performance by JDI (directly, or through its sublicensees). Neither party may assign, transfer or delegate all or part of its rights and obligations under this AGREEMENT without the prior written consent of the other party.

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20. NOTICES TO PARTIES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

If to SCJ:

S.C. Johnson & Son, Inc. 1525 Howe Street Racine, WI 53403-2236
Attention: Chief Executive Officer Facsimile: (262) 260-3687

Copy to:

General Counsel S.C. Johnson & Son, Inc. 1525 Howe Street
Racine, WI 53403-2236 Facsimile: (262) 260-4253

If to JDI:

JohnsonDiversey, Inc. 8310 16th Street Sturtevant, WI 53177-0902
Attention: Chief Executive Officer Facsimile: (262) 631-4089

Copy to:

General Counsel JohnsonDiversey, Inc. 8310 16th Street
Sturtevant, WI 53177-0902 Facsimile: (262) 631-4249

21. WAIVER. The failure of SCJ or JDI at any time to enforce any of the provisions of this AGREEMENT or to exercise any right herein provided shall not be considered a waiver of such or any other provision or in any way affect the validity of this AGREEMENT nor shall it be deemed an amendment of this AGREEMENT through a course or performance or otherwise.

22. SEVERABILITY. It is hereby expressly agreed by both parties that no portion of this AGREEMENT is intended to be in violation of any antitrust or other regulatory laws of the United States or of any other country which may at any time have jurisdiction over either party hereto or the AGREEMENT itself. Should any portion of this AGREEMENT be held to constitute an agreement, combination, or conspiracy prohibited by any such law or be contrary to or in violation of any such law or be contrary to or in violation in any other manner of any such law, said portion shall be void and of no effect in the relevant jurisdiction(s). This AGREEMENT shall be valid and remain in force in all other jurisdictions, and the remainder of this AGREEMENT shall be valid and remain in force in the affected jurisdiction(s) notwithstanding the invalidity of such offending portion.

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23. COVENANT OF SECRECY. During the term of this AGREEMENT and thereafter, each party shall hold, and cause each of its officers, employees, agents, consultants, advisors, sublicensees, contract manufacturers and packers to hold, in strict confidence, all information concerning the other party, furnished to it by the other party or its representatives pursuant to this AGREEMENT or otherwise in the possession of a party (“CONFIDENTIAL INFORMATION”), unless compelled to disclose such information by judicial or administrative process or, in the opinion of counsel, by other requirements of law (in which case each party shall promptly notify the other party so that the other party may seek a protective or other appropriate remedy); and a party shall not release or disclose such CONFIDENTIAL INFORMATION to any other person (including, but not limited to, its AFFILIATES), except its sublicensees, auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section 23. For purposes of this Section 23, CONFIDENTIAL INFORMATION does not include information that is demonstrably developed independently by a party or lawfully obtained from a THIRD PARTY without breach by any such THIRD PARTY of any confidentiality obligation to the other party or information which is public except as a result of wrongful disclosure by a party. Each party agrees that any breach of this Section 23 by a party, its AFFILIATES or any of its officers, employees, agents, consultants, advisors, sublicensees, contract manufacturers or packers shall cause irreparable injury to the other party, that the other party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and, further, that the breaching party shall waive any requirement for the securing or posting of any bond in connection with any such remedy.

24. REPURCHASE ON TERMINATION.

(a) Upon termination of this AGREEMENT in its entirety or in a sublicensed territory, SCJ at its option may purchase from JDI, and JDI agrees to sell to SCJ upon exercise of said option, any or all current inventories of raw materials and finished goods required for the performance of this AGREEMENT or for performance of this AGREEMENT in the sublicensed territory, as applicable, at JDI’s costs provided such inventories conform to the provisions of this AGREEMENT, such option to be exercised by written notice within thirty (30) days after the effective date of termination. In the event SCJ chooses not to exercise such option, JDI shall have a period of ninety (90) days following the date of such termination in which to sell off its entire inventory of STRAIGHT PRODUCTS and FOLLOW PRODUCTS or, to the extent applicable, its inventory of STRAIGHT PRODUCTS and FOLLOW PRODUCTS in the sublicensed territory; provided, however, that the foregoing shall not apply to products bearing the HOUSE MARK which JDI has the right to sell pursuant to Section 13 if the AGREEMENT becomes a JD ONLY LICENSE.

(b) Upon termination of JDI’s license under the LICENSED BRANDS and LICENSED TECHNOLOGY in its entirety or in a sublicensed territory, including due to this AGREEMENT becoming a JD ONLY LICENSE, SCJ at its option may purchase from JDI, and

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JDI agrees to sell to SCJ upon exercise of said option, any portion or all current inventories of finished STRAIGHT PRODUCTS and FOLLOW PRODUCTS or, to the extent applicable, such inventories of STRAIGHT PRODUCTS and FOLLOW PRODUCTS in the sublicensed territory, at JDI’s cost provided such inventories conform to the provisions of this AGREEMENT, such option to be exercised by written notice within thirty (30) days after the effective date of termination. In the event SCJ chooses not to exercise such option, JDI shall have a period of ninety (90) days following the date of such termination in which to sell off its entire inventory of STRAIGHT PRODUCTS and FOLLOW PRODUCTS or, to the extent applicable, its inventory of STRAIGHT PRODUCTS and FOLLOW PRODUCTS in the sublicensed territory. In the event SCJ chooses to exercise such option, SCJ shall have the right to sell off the acquired inventory of STRAIGHT PRODUCTS and FOLLOW PRODUCTS and to utilize the COMMERCIAL MARKS for that purpose.

25. DISPUTE RESOLUTION.

(a) The parties shall attempt to resolve promptly any controversy, dispute or claim arising out of or relating to this AGREEMENT (including any modifications thereto) or the transactions arising hereunder (a “DISPUTE”). To facilitate such resolution, upon sending or receiving written notice of a DISPUTE (a “NOTICE”), each party shall refer such DISPUTE to an executive who has authority to settle the DISPUTE and who is at a higher level of management than the persons with direct responsibility for administration of this AGREEMENT.

(b) Upon sending or receiving a NOTICE, either party may request arbitration of the DISPUTE, as described in this Section 25 and, in such case, the arbitration shall proceed while the parties’ executives attempt to settle the DISPUTE as described above. If any DISPUTE has not been first been resolved by the parties, then such DISPUTE shall be finally resolved by private, confidential arbitration in accordance with the International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Non-Administered Arbitration then in effect. Except as required by applicable law or applicable stock exchange rules, neither party shall make any public statement regarding the dispute, the arbitration or any arbitration decision prior to, during or after an arbitration decision without the prior written consistent of the Chief Executive Officer of each party. Such arbitration shall be held before three arbitrators, of whom each party shall appoint one and the third of whom (who shall chair the panel) shall by agreement of the two appointed arbitrators be selected from a list candidates provided by each party. If the parties have not completed selection of arbitrators within forty-five (45) days of the date of the NOTICE, CPR shall be authorized to appoint all three arbitrators at the request of either party. The fees and expenses of the CPR and the arbitrators shall be shared equally by the parties and advanced by them from time to time as required. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The place of the arbitration shall be Chicago, Illinois. The parties shall each bear their own costs and expenses, including attorneys’ fees, associated with the arbitration.

(c) The parties agree that they have provided for arbitration to maintain confidentiality and to reduce the time, cost and expense associated with resolving any

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DISPUTES that may arise between them. To further those goals, and not withstanding anything to the contrary in the applicable CPR rules, the parties agree to limit the availability of discovery in any arbitration as follows: (1) each party shall be entitled to depose up to three fact witnesses (including corporate representatives) and any expert witnesses designated to testify by the opposing party, with each such deposition limited to seven (7) hours in length; (2) each party may submit up to twenty (20) document requests (including subparts) to the other party, but to the extent such requests include requests for discovery of electronically stored information the requesting party must provide reasonable search terms that are designed to minimize the cost of compliance; and (3) no interrogatories or requests for admission shall be allowed. The arbitrators are empowered to resolve any disputes regarding discovery with the goal of permitting only such discovery as is necessary to permit a fair determination of the DISPUTE on the merits, but unless otherwise mutually agreed by the parties the arbitrators shall only permit additional discovery (including depositions) to that described above upon a showing that a party has a substantial need for such additional discovery to prepare its case and cannot, without undue hardship, obtain the substantive equivalent by other means.

(d) Notwithstanding anything to the contrary provided in this Section 25 and without prejudice to the above procedures, either party may apply to the arbitrators (or to the CPR if the arbitrators have not yet been appointed) for injunctive or other provisional relief if such action is necessary to avoid irreparable injury, but shall not be entitled to seek such provisional relief in any court other than to enforce an award of preliminary relief by the arbitrators if the other party does not respect such preliminary relief.

(e) The arbitrators shall use their best efforts to schedule the arbitration hearing so as to permit its conclusion within ninety (90) days after the selection of the arbitration panel. The arbitrators shall render their award within thirty (30) days of the conclusion of evidence at the arbitration hearing. The award rendered by the arbitrators shall be final and binding on the parties and shall not be subject to judicial review absent fraud or corruption in the arbitration process. At the discretion of the prevailing party, judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

26. SURVIVAL. The rights and obligations of the parties under Sections 2(i), 2(m), 3(d), 3(e), 4(a), 4(b), 6, the first sentence of 11(a), 11(b), 12, 13(c), 13(d), 13(e), 13(f), 13(m), 13(n), 13(p), 13(q), 13(r), 14, 15, 16, 19, 20, 23, 24, 25, 26 and 27 as well as any other provision which by its terms extends beyond the termination hereof, shall survive the termination or expiration of this AGREEMENT. All rights that survive termination in the PRIOR AGREEMENTS shall survive the execution of this AGREEMENT in accordance with the terms of the PRIOR AGREEMENTS.

Notwithstanding anything to the contrary stated herein, the parties’ respective rights and obligations regarding the “Supplied Formulas”, otherwise known as the RTD formulas, “Supplied Formula Products” and “JDI Background Technology”, shall continue as agreed to in the Amendment to Agreement between SCJ and JDI, effective September 1, 2004.

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Notwithstanding anything to the contrary stated herein, the parties’ respective rights and obligations regarding the “BRAVO PRODUCTS” shall continue as agreed to in the Amendment to Agreement between SCJ and JDI, effective March 1, 2003, and such BRAVO PRODUCTS shall be listed on Schedule 4(d).

27. NO STRICT CONSTRUCTION. Each of SCJ and JDI confirm that they have reviewed, negotiated and adopted this AGREEMENT as the joint agreement and understanding of the parties. The language used in this AGREEMENT shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against either party.

28. COLLATERAL. JDI shall not have the right to use this AGREEMENT, the LICENSED BRANDS, the HOUSE MARKS, or the LICENSED TECHNOLOGY as collateral or other security, other than pursuant to any credit agreement (or similar agreement) pursuant to which JDI or any of its AFFILIATES (including without limitation JohnsonDiversey Holdings, Inc.) grants a security interest in all or substantially all of their assets.

29. CERTAIN OTHER ISSUES.

(a) The parties acknowledge that JDI and its sublicensees may be selling at the time of execution of this AGREEMENT certain FOLLOW PRODUCTS consisting of concentrates in five liter and larger bottle sizes in certain points of sale in the APPROVED CASH AND CARRY ACCOUNTS. The parties agree that, notwithstanding any other provision of this AGREEMENT, JDI and its sublicensees may continue for 18 months from and after the date hereof to sell such FOLLOW PRODUCTS in the APPROVED CASH AND CARRY ACCOUNTS only in such points of sale for which JDI completed sales of such FOLLOW PRODUCTS during the 12 months immediately preceding the execution of this AGREEMENT, and after such 18 month period JDI shall cease such sales; provided, that (i) within ninety (90) days after the date hereof, JDI shall provide to SCJ a list of all such FOLLOW PRODUCTS, the units sales of such FOLLOW PRODUCTS during calendar year 2009, the points of sale for which such FOLLOW PRODUCTS have been sold as authorized by this Section 29(a), and the other data required to be submitted pursuant to form 1(t), now form 1(r), in respect of each such FOLLOW PRODUCT (ii) within 60 days thereafter SCJ may reject any such FOLLOW PRODUCT if SCJ reasonably determines that such FOLLOW PRODUCT is a RESTRICTED PRODUCT, in which case JDI shall cease selling such RESTRICTED PRODUCT in such APPROVED CASH AND CARRY ACCOUNTS within three months after JDI receives notice of SCJ’s rejection of such RESTRICTED PRODUCTS and (iii) if such FOLLOW PRODUCT is not so rejected, it shall be approved for sale in the APPROVED CASH AND CARRY ACCOUNTS for 18 months from and after the date hereof. JDI shall fully indemnify and hold SCJ harmless from any LOSSES associated with or arising out of JDI’s previous or future sale of such unauthorized FOLLOW PRODUCTS until such time that such FOLLOW PRODUCTS are approved by SCJ for inclusion into this AGREEMENT, if such approval is granted.

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(b) The parties acknowledge that JDI and JDI sublicensees may be selling NON-FOLLOW PRODUCTS, LICENSED PRODUCTS, UNILEVER PRODUCTS and products bearing a JDI BRAND, including, without limitation, in the CROSS-OVER CHANNELS OF TRADE in a manner that has not been fully authorized under the terms of this AGREEMENT (“NON-CONFORMING SALES”). Notwithstanding anything to the contrary in this AGREEMENT, no right of termination of this AGREEMENT or a JDI sublicense agreement will occur (or be deemed to occur), including for purposes of Sections 5(f), 13(c), 13(d), 13(e), 13(f), or 13(g), in respect of:

(A) NON-CONFORMING SALES made prior to December 31, 2009; provided, that JDI submits an application for authorization of such sales (in the form used between the parties for similar requests made prior to the date hereof) prior to December 31, 2009 (the “APPLICATIONS”) and pays all applicable past due royalties to SCJ in respect of LICENSED PRODUCTS and NON-FOLLOW PRODUCTS; and all applicable gap filler fees to SCJ in respect of RESTRICTED PRODUCTS; and

(B) NON-CONFORMING SALES of such products or accounts, as applicable, for which JDI submits an APPLICATION prior to December 31, 2009 until (x) in the case of NON-FOLLOW PRODUCTS that in SCJ’s reasonable judgment impair SCJ’s brand equity of a LICENSED BRAND, 45 days after SCJ delivers written notice to JDI that SCJ demands JDI or such JDI sublicensee cease NON-CONFORMING SALES of such NON-FOLLOW PRODUCTS or (y) in the case of other products or non-conforming accounts, 90 days after SCJ delivers written notice to JDI that SCJ demands JDI or such JDI sublicensee cease NON-CONFORMING SALES of such products or in such accounts; provided, that JDI pays all applicable past due royalties to SCJ in respect of LICENSED PRODUCTS and NON-FOLLOW PRODUCTS and all applicable gap filler fees to SCJ in respect of RESTRICTED PRODUCTS.

(c) SCJ shall consider JDI’s APPLICATIONS for LICENSED PRODUCTS, UNILEVER PRODUCTS, and products bearing JDI BRANDS, including without limitation in APPROVED CASH AND CARY CHANNELS OF TRADE reasonably and in good faith in the ordinary course of business consistent with SCJ’s past practice, and if SCJ determines to approve such APPLICATION the applicable schedule of this AGREEMENT will be modified accordingly. SCJ shall review all other JDI APPLICATIONS reasonably and in good faith (taking into account with respect to NON-FOLLOW PRODUCTS factors such as product effectiveness, chemistry, RUM’s and brand equity), including but not limited to JDI APPLICATIONS for NON-FOLLOW PRODUCTS, additional CROSS-OVER CHANNELS OF TRADE or APPROVED CASH AND CARRY CHANNELS OF TRADE, and any sales of LICENSED PRODUCTS outside of the INDUSTRIAL CHANNELS OF TRADE, and if SCJ determines to approve such APPLICATION the applicable schedule of this AGREEMENT will be modified accordingly. Until the earlier of the first year anniversary of the date an APPLICATION is submitted to SCJ or the date a product sold in NON-CONFORMING SALES is added to a schedule of this AGREEMENT as a result of SCJ’s approval, JDI shall fully indemnify and hold SCJ harmless from any LOSSES arising out of JDI’s previous or future sale such product in a NON-CONFORMING SALE. SCJ shall not make any claims for

CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

past due royalties against JDI in respect of NON-CONFORMING SALES that may have occurred during the period prior to the date of this AGREEMENT under predecessors to this AGREEMENT, except for claims for non-payment of royalties during the two years prior to the date hereof. For purposes of Section 29(a), (b) and (c) the terms LICENSED PRODUCTS and NON-FOLLOW PRODUCTS shall, as appropriate, be deemed to have a general meaning and not to refer to particular items set forth on schedules. Notwithstanding any other provision of this Section 29, JDI and its sublicensees shall not be liable for any economic losses or penalties under this AGREEMENT or any predecessor to this AGREEMENT predicated on a claim by SCJ that JDI or its sublicensees engaged in NON-CONFORMING SALES in violation of its obligations under this AGREEMENT or any predecessor to this AGREEMENT that would not otherwise be grounds for termination of this AGREEMENT by SCJ as a result of this Section 29 or otherwise, or that occurred prior to the date hereof.

(d) The parties agree to use commercially reasonable good faith efforts to jointly (x) abide by SCJ’s Ingredient Disclosure Standards existing as of the date hereof with respect to the LICENSED PRODUCTS and NON-FOLLOW PRODUCTS and (y) protect JDI’s confidential NON-FOLLOW PRODUCT formulas, in each case, without causing material injury to the other party’s interests or rights.

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[Signature Page Follows]

CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this AGREEMENT as of the date given in the preamble of this AGREEMENT.

S. C. JOHNSON & SON, INC.

By:	/s/ Gary Akavickas
Name:	Gary Akavickas
Title:	SVP, GC & Secretary

CONFIDENTIAL TREATMENT REQUESTED BY DIVERSEY, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

JOHNSONDIVERSEY, INC.

By:	/s/ Joseph F. Smorada
Name:	Joseph F. Smorada
Title:	Executive Vice President and Chief Financial Officer